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                                                                   Exhibit 10.19

                            SERIES C PREFERRED STOCK

                               PURCHASE AGREEMENT

                          Dated as of February 22, 1999

                                      Among

                         Monitronics International, Inc.

                                 (the "Company")

                                       and

                       Windward Capital Partners II, L.P.,

                          Windward Capital L.P. II, LLC

                                       and

                        Capital Resource Lenders II, L.P.

                               (the "Purchasers")

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                                TABLE OF CONTENTS

1.A.   Authorization And Sale Of Shares........................................1

       1A.    Authorization....................................................1
       1B.    Sale Of Shares Of Series B Preferred Stock.......................1
       1C.    Separate Sales...................................................1
       1D.    Use of Proceeds..................................................1

2.     The Closing.............................................................2

3.     Representations And Warranties Of The Company...........................2

       3A.    Organization And Staffing........................................2
       3B.    Capitalization...................................................2
       3C.    Subsidiaries, Etc................................................3
       3D.    Shareholder List and Agreements..................................3
       3E.    Issuance of Shares...............................................3
       3F.    Authority for Agreement..........................................4
       3G.    Governmental Consents............................................4
       3H.    Litigation.......................................................4
       3I.    Financial Statements.............................................5
       3J.    Absence of Liabilities...........................................5
       3K.    Taxes............................................................5
       3L.    Property and Assets..............................................5
       3M.    Intellectual Property............................................6
       3N.    Insurance........................................................6
       3O.    Material Contracts and Obligations...............................7
       3P.    Compliance.......................................................7
       3Q.    Absence Of Changes...............................................8
       3R.    Employees........................................................9
       3S.    ERISA............................................................9
       3T.    Books And Records...............................................10
       3U.    Share Repurchase................................................10
       3V.    Disclosures.....................................................10

4.     Representations and Warranties of the Purchasers.......................10

       4A.    Investment......................................................10
       4B.    Authority.......................................................10
       4C.    Governmental Consents...........................................10
       4D.    Accredited Investor.............................................11

5.     Conditions to the Obligations of the Purchasers........................11

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       5A.    Accuracy of Representations and Warranties......................11
       5B.    Performance.....................................................11
       5C.    Opinion of Counsel..............................................11
       5D.    Ancillary Agreements............................................11
       5E.    Amendment to Credit Agreement...................................12
       5F.    Certificates and Documents......................................12
       5G.    Articles of Amendment...........................................12
       5H.    Acquisition of Assets...........................................13
       5I.    Compliance Certificate..........................................13
       5J.    Transaction Fee.................................................13
       5K.    Other Matters...................................................13

6.     Condition to the Obligations of the Company............................13

       6A.    Accuracy of Representations and Warranties......................13
       6B.    Minimum Investment..............................................13
       6C.    Acquisition of Assets...........................................13
       6D.    Other Matters...................................................13

7.     Covenants of the Company...............................................14

       7A.    Inspection and Observation......................................14
       7B.    Financial Statements and Other Information......................14
       7C.    Material Changes and Litigation.................................15
       7D.    Proprietary Information Agreements..............................15
       7E.    Termination of Covenants........................................15
       7F.    Reservation of Common Stock.....................................15
       7G.    Qualified Small Business Stock..................................15

8.     Transfer of Shares.....................................................15

       8A.    Restrictions....................................................15
       8B.    Legends.........................................................16
       8C.    Rule 144a Information...........................................16

9.     Termination............................................................16

       9A.    Termination of Agreement........................................16
       9B.    Effect of Termination...........................................17

10.    Definitions............................................................17

11.    Miscellaneous..........................................................20

       11A.   Successors and Assigns..........................................20
       11B.   Confidentiality.................................................20
       11C.   Survival of Representations and Warranties......................21
       11D.   Expenses........................................................21

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       11E.   Notices.........................................................22
       11F.   Brokers.........................................................22
       11G.   Entire Agreement................................................22
       11H.   Amendments and Waivers..........................................23
       11I.   Counterparts....................................................23
       11J.   Headings........................................................23
       11K.   Severability....................................................23
       11L.   Governing Law...................................................23
       11M.   Further Assurances..............................................23
       11N.   Indemnification.................................................23
       11O.   Understanding Among Purchasers..................................24
       11P.   Legal Representation............................................24

Exhibits:

A      Schedule of Purchasers

B      Articles of Amendment

C      Schedule of Class A Common Stock to be Redeemed

D      Schedule of Exceptions

E      Opinion of Glast, Phillips & Murray, P.C.

F      Second Amended and Restated Shareholders Agreement

G      Second Amended and Restated Registration Agreement

H      Fifth Amendment Agreement

                                       iv


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                            SERIES C PREFERRED STOCK
                               PURCHASE AGREEMENT

     This Series C Preferred Stock Purchase Agreement (the "Agreement") dated as of February 22, 1999 is entered into by and among Monitronics International, Inc., a Texas corporation (the "Company"), and the Persons listed on Exhibit A attached hereto (individually, a "Purchaser" and, collectively, the "Purchasers"). Capitalized terms not defined elsewhere herein shall have the respective meanings assigned to them in part 10 of this Agreement.

     In consideration of the mutual promises and covenants contained in this Agreement, the parties agree as follows:

     1. Authorization and Sale of Shares.

          1A. Authorization. The Company has, or before the Closing (as defined in part 2) will have, duly authorized the issuance and sale, pursuant to the terms of this Agreement, of up to 1,409,375 shares of its Series C Preferred Stock, having the rights, restrictions, privileges and preferences set forth in the Articles of Amendment to the Articles of Incorporation attached as Exhibit B (the "Articles of Amendment"). The Company has, or before the Closing will have, adopted and filed the Articles of Amendment with the Secretary of State of the State of Texas. The shares of Series C Preferred Stock being sold under this Agreement and, unless the context otherwise requires, the shares of Class A Common Stock issued or issuable upon the conversion of such shares of Series C Preferred Stock are referred to as "Shares."

          1B. Sale of Shares of Series C Preferred Stock. Subject to the terms and conditions of this Agreement, at the Closing, the Company will issue and sell to the Purchasers, and each of the Purchasers will purchase, the number of shares of Series C Preferred Stock set forth opposite such Purchaser's name on Exhibit A for the purchase price of $ 19.689579 share. In the event CRL fails to acquire the number of Shares set forth opposite its name on Exhibit A within five (5) days following the Closing, Windward shall have the right to acquire such Shares, pro rata based upon the number of Shares set forth opposite their respective names on Exhibit A, on the same terms and conditions.

          1C. Separate Sales. The Company's agreement with each of the Purchasers is a separate agreement, and the sale of Series C Preferred Stock to each of the Purchasers is a separate sale.

          1D. Use of Proceeds. The Company will use the proceeds from the sale of the Series C Preferred Stock as follows: (i) $20,181,819 for the acquisition of substantially all of the assets of Dealers Monitoring Acquisition, L.P. (the "DMAC Acquisition"); and (ii) $7,568,181 for the repurchase of certain outstanding shares of Class A Common Stock, from those shareholders and in such amounts and for such purchase price as set forth on Exhibit C attached hereto.

     2. The Closing. The closing of the issuance, sale and purchase of the shares of Series C Preferred Stock under this Agreement (the "Closing") shall take place on the date of the closing of the DMAC Acquisition but in no event prior to March 4, 1999. The Closing shall be held at the offices of the Company, 12801 Stemmons Freeway, Suite 821, Dallas, Texas at 10:00

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a.m., Central Time, on the date specified for such Closing above, or at such other place or such other time as the Company and Windward may agree in writing. At the Closing, the Company shall deliver to each of the Purchasers a certificate representing the number of Shares of Series C Preferred Stock being purchased by such Purchaser, registered in the name of such Purchaser, against payment to the Company of the purchase price therefor, by wire transfer, check, or other method acceptable to the Company. If at the Closing any of the conditions specified in part S shall not have been fulfilled, each of the Purchasers shall, at its election, be relieved of all of its obligations under this Agreement to be performed at such Closing without thereby waiving any other rights it may have by reason of such failure or such nonfulfillment.

     3. Representations and Warranties of the Company. Subject to and except as disclosed by the Company in the Schedule of Exceptions attached as Exhibit D, the Company hereby represents and warrants to each of the Purchasers as follows:

          3A. Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. The Company is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company. The Company has furnished to each Purchaser true and complete copies of its Articles of Incorporation and Bylaws, each as amended to date and currently in effect.

          3B. Capitalization. The authorized capital stock of the Company consists of (i) 15,000,000 shares of Class A Common Stock, of which 1,708,141 shares are issued and outstanding, (ii) 700,000 shares of Class B Common Stock, none of which are issued and outstanding, and (iii) 10,409,375 shares of Preferred Stock, of which 4,000,000 shares are designated as Series A Preferred Stock, all of which shares of Series A Preferred Stock are issued and outstanding, 5,000,000 shares are designated Series B Preferred Stock, all of which shares of Series B Preferred Stock are issued or outstanding, and 1,409,375 shares are designated Series C Preferred Stock, none of which shares of Series C Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Class A Common Stock, Series A Preferred Stock and Series B Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except (i) pursuant to the Company's Incentive Stock Compensation Plan, dated October 21, 1994, as amended to date (the "1994 Stock Plan"), which provides for the issuance of up to 1,099,959 shares of Class A Common Stock, (ii) upon exercise of the Mezzanine Warrants, (iii) upon exercise of the Heller Warrant, (iv) upon exercise of the Preferred Warrants, (v) as provided in this Agreement, the Series A Purchase Agreement, the Series B Purchase Agreement, the Note Purchase Agreement or any Ancillary Agreement, or
(vi) as set forth in Exhibit D: (1) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding;
(2) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, agreement or commitment or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company; and
(3) the Company has no obligation (contingent or

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otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

          3C. Subsidiaries, Etc. The Company has no Subsidiaries and does not own or control, directly or indirectly, any shares of capital stock of any other corporation or any interest in any partnership, joint venture or other non-corporate business enterprise.

          3D. Shareholder List and Agreements. Exhibit D sets forth a true and complete list of the shareholders of the Company, showing (both on a fully diluted basis and non-fully diluted basis) the number and percentage of shares of Class A Common Stock, Series A Preferred Stock, Series B Preferred Stock, the Mezzanine Warrants, the Heller Warrant, the Preferred Warrants or other securities of the Company (including options) held by each shareholder as of the date of this Agreement and date of the Closing and the consideration paid to the Company, if any, therefor. Except (i) pursuant to the 1994 Stock Plan, (ii) as provided in this Agreement or any Ancillary Agreement, or (iii) as set forth in Exhibit D, there are no agreements, written or oral, between the Company and any holder of its capital stock, or, to the best of the Company's knowledge, among any holders of its capital stock, relating to the acquisition (including without limitation rights of first refusal or preemptive rights), disposition, registration under the Securities Act, or voting of the capital stock of the Company.

          3E. Issuance of Shares. The issuance, sale and delivery of the Series C Preferred Stock in accordance with this Agreement, and the issuance and delivery of the shares of Class A Common Stock issuable upon conversion of the Series C Preferred Stock, have been, or will be on or prior to the Closing, duly authorized by all necessary corporate action on the part of the Company, and all such Shares have been duly reserved for issuance. The Series C Preferred Stock, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and Shares of Class A Common Stock issuable upon conversion of the Series C Preferred Stock, when issued upon such conversion in accordance with the Articles of Incorporation, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens, and not subject to any preemptive rights of any third party. Based in part on the representations made by each of the Purchasers in part 4 of this Agreement, the offer and sale of the Shares to each of the Purchasers will be in compliance with applicable federal and state securities laws. Upon the closing of the transactions contemplated by this Agreement, including the repurchase of Class A Common Stock described in paragraph ID, the Purchasers shall own in the aggregate 16.176% of the Common Stock calculated on a fully diluted basis.

          3F. Authority for Agreement. The execution, delivery and performance by the Company of this Agreement and all Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement and the Ancillary Agreements have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms. The execution, delivery and performance of the transactions contemplated by this Agreement and the Ancillary Agreements and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or

                                       3

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constitute a default (with or without notice or lapse of time or both) under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of any right, or require a consent or waiver under, the Articles of Incorporation or Bylaws (each as amended to date) or any indenture, lease, agreement or other loan document provision or instrument to which the Company is a party or by which it or any of its properties is bound, or any decret, judgment, order, statute, law, ordinance, rule or regulation applicable to the Company or its assets or properties.

          3G. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Company in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Shares, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except for filings, if any, required under the HSR Act and such filings as shall have been made prior to and shall be effective on and as of each Closing.

          3H. Litigation. There is no action, suit or administrative proceeding, or governmental inquiry or investigation, pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company, which questions the validity of this Agreement or any Ancillary Agreement or the right of the Company to enter into or perform this Agreement or any Ancillary Agreement, or which could reasonably be expected to have, either individually or in the aggregate, any material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company, nor is there any litigation pending, or, to the best of the Company's knowledge, any basis therefor or threat thereof, against the Company by reason of the proposed activities of the Company or negotiations by the Company with possible investors in the Company, nor is there any judgment, decree, injunction, rule or order of any court, Governmental Authority, instrumentality or arbitrator outstanding against the Company having or likely to have the effect of preventing the consummation of the transaction contemplated by this Agreement or having or likely to have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company.

          3I. Financial Statements. The Company has furnished to each of the Purchasers a complete and correct copy of the following financial statements (collectively, the "Financial Statements"): (i) the Company's audited balance sheet, statement of income, changes in shareholders' equity, and cash flows for the fiscal year end June 30, 1998, and (ii) the Company's unaudited balance sheet (the "Balance Sheet") as of December 31, 1998 (the "Balance Sheet Date") and the related statement of operations and cash flow for the six-month period ended as of the Balance Sheet Date (the "Most Recent Financial Statements"). The Financial Statements are complete and correct, are in accordance with the books and records of the Company and present fairly the financial condition and results of operations of the Company, as at the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles consistently applied, except that the Most Recent Financial Statements lack footnotes and other presentation items and are subject to normal year-end audit adjustments, which will not be material, individually or in the aggregate.

          3J. Absence of Liabilities. Except as disclosed in Exhibit D, at the Balance Sheet Date, the Company did not have any indebtedness, obligations or liabilities of any type,

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and there is no basis for any claim or liability of any nature against the
Company, that in the aggregate exceeded $100,000, whether accrued, absolute, contingent or otherwise, and whether due or to become due or asserted or unasserted, which were not fully reflected on the Balance Sheet, and since the Balance Sheet Date the Company has not incurred or otherwise become subject to any of the foregoing except in the ordinary course of business consistent with past practice.

          3K. Taxes. The amount shown on the Balance Sheet as provision for taxes is sufficient in all material respects for payment of all accrued and unpaid federal, state, county, local and foreign taxes for the period then ended and all prior periods. The Company has filed all federal, state, county, local and foreign tax returns which are required to be filed by it on or prior to the date of each Closing, except where such failure to file would not have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company, such returns are true and correct and all taxes shown thereon to be due have been timely paid with exceptions not material to the Company. Federal income tax returns of the Company have not been audited by the Internal Revenue Service, and no controversy with respect to taxes of any type is pending or, to the best of the Company's knowledge, threatened. Neither the Company nor any of its shareholders has ever filed (i) an election pursuant to Section 1362 of the Code, that the Company be taxed as an S Corporation or (ii) a consent pursuant to Section 341(f) of the Code relating to collapsible corporations.

          3L. Property and Assets. The Company has good and indefeasible title to or a valid leasehold interest in all of its properties and assets, which comprise all of the properties and assets reflected in the Balance Sheet (except those disposed of since the Balance Sheet Date in the ordinary course of business) and all of the properties and assets necessary or useful for the conduct of its business and none of such properties or assets is subject to any Lien of any nature whatsoever other than those the material terms of which are described in the Balance Sheet or in Exhibit D.

          3M. Intellectual Property. The Company is the sole owner of or possesses all legal rights to all patents, patent applications, trademarks, service marks, trademark and service mark applications, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes presently used by the Company or necessary for the conduct of the Company's business as conducted and as proposed to be conducted (the "Intellectual Property Rights"). The Company has taken all actions reasonable in light of its financial position to protect the Intellectual Property Rights and, no Person is infringing or violating any of such rights. The business conducted or proposed to be conducted by the Company does not and will not cause the Company to infringe or violate any of the trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights or the patents of any other Person, and, except as set forth in Exhibit D, does not and will not require the Company to obtain any license or other agreement to use any trademarks, service marks, trade names, copyrights, licenses, trade secrets or other intellectual property rights or patents of others. Except for standard end-user license agreements, there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property Rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other Person. The Company has not received any communications alleging that

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the Company has violated or, by conducting its business as proposed to be conducted, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and proprietary rights and processes of any other Person. Exhibit D contains a complete list of patents, pending patent applications, trademarks and service marks of the Company. The Company is not aware that any employee of the Company is obligated under any contract (including any license, covenant or commitment of any nature), or subject to any judgment, decree or order of any court or administrative agency, that would conflict or interfere with (i) the performance of the any employee's duties as an officer, employee or director of the Company,
(ii) the use of any employee's best efforts to promote the interests of the Company, or (iii) the Company's business as conducted or proposed to be conducted. The Company does not believe that it is or will be necessary to use any inventions or works of authorship of its employees (or persons it currently intends to hire) made prior to their employment by the Company.

          3N. Insurance. The Company maintains valid policies of insurance with respect to its properties and business of the kinds and in the amounts not less than is customarily obtained by corporations engaged in the same or similar business and similarly situated, including, without limitation, workers compensation insurance and insurance against casualty loss, public liability, libel, slander, defamation, advertising injury and other risks. Exhibit D sets forth a schedule and brief description of the policies of insurance currently maintained by the Company. With respect to each such insurance policy: (i) the policy is in full force and effect; (ii) the Company is not in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default or permit termination, cancellation, modification or denial of coverage under the policy and (iii) no party to the policy has repudiated any of its provisions.

          3O. Material Contracts and Obligations. Exhibit D sets forth a list of all material agreements or commitments of any nature to which the Company is a party or by which it is bound (other than existing agreements to purchase monitoring alarm contracts), including without limitation (i) each agreement which requires future expenditures by the Company in excess of $100,000 or which might result in payments to the Company in excess of $100,000, (ii) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase and similar plans and arrangements, and distributor and sales representative agreements, (iii) each agreement with any stockholder, officer or director of the Company, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, and (iv) any agreement relating to the Intellectual Property Rights. The Company has delivered to the Purchaser copies of such of the foregoing agreements as the Purchaser have requested. All of such agreements and contracts are valid, binding and in full force and effect and neither the Company nor, to the Company's knowledge, any other party thereto is in default under any of the aforesaid agreements in any material respect.

          3P. Compliance. The Company has complied in all material respects with all laws, regulations and orders applicable to its present and proposed business and has all material

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permits and licenses required by Governmental Authorities for the Company to lawfully monitor security alarms (the "Security Permits"). The Company holds all other permits, licenses, variances, exemptive orders and approvals (the "Other Permits") of all Governmental Authorities necessary for the operation of the business of the Company as it is currently conducted except where the failure to hold any such Other Permit would not have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of Company. The Company is in material compliance with all such Security Permits and Other Permits. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company is a party or by which it is bound or of any provision of any existing state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company, which materially adversely affects or, so far as the Company may now reasonably foresees in the future is reasonably likely to materially adversely affect, the business, prospects, assets or condition, financial or otherwise, of the Company. To the best of the Company's knowledge, no employee of the Company is in violation of any term of any contract or covenant (either with the Company or with another entity) relating to employment, patents, proprietary information disclosure, noncompetition or non-solicitation.

          3Q. Absence of Changes. Since the Balance Sheet Date, there has been no change in the condition, financial or otherwise, net worth or results of operations of the Company, other than changes occurring in the ordinary course of business which changes have not, individually or in the aggregate, had a materially adverse effect on the business, prospects, properties or condition, financial or otherwise, of the Company. Without limiting the foregoing and except as set forth in Exhibit D, since that date:

               i) the Company has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the ordinary course of business;

               ii) the Company has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $100,000 or outside the ordinary course of business;

               iii) no party (including the Company) has accelerated, terminated, modified, or canceled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $100,000 to which the Company is a party or by which the Company or its assets are bound;

               iv) the Company has not imposed or permitted any other Person to impose any Lien upon any of its assets, tangible or intangible;

               v) the Company has not made any capital expenditure (or series of related capital expenditures) either involving more than $100,000 or outside the ordinary course of business;

               vi) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital

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investments, loans, and acquisitions) either involving more than $100,000 or outside the ordinary course of business;

               vii) the Company has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $25,000 alone or $100,000 in the aggregate;

               viii) the Company has not delayed or postponed the payment of accounts payable or any other liabilities outside the ordinary course of business;

               ix) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $100,000 or outside the ordinary course of business;

               x) the Company has not granted any license or sublicense of any rights under or with respect to any Intellectual Property Rights except in the ordinary course of business;

               xi) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

               xii) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

               xiii) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the ordinary course of business;

               xiv) the Company has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any such contract or agreement;

               xv) the Company has not granted any increase in the base compensation of any of its directors, officers, and employees outside the ordinary course of business;

               xvi) the Company has not adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other benefit plan);

               xvii) the Company has not made any other change in employment terms for any of its directors, officers, and employees outside the ordinary course of business;

               xviii) the Company has not made or pledged to make any charitable or other capital contribution outside the ordinary course of business;

               xix) there has not been any other material occurrence, event, incident, action, failure to act, or transaction outside the ordinary course of business involving the Company or its assets or business; and

               xx) the Company has not committed to do any of the foregoing.

          3R. Employees. All employees of the Company whose employment responsibility requires access to confidential or proprietary information of the Company have agreed in writing not to disclose any such confidential or proprietary information to any third party. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the best of the Company's knowledge, threatened.

          3S. ERISA. The Company does not have or otherwise contribute to or participate in any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (other than a medical benefit plan with respect to which the Company has made all required contributions and has complied with all applicable laws).

          3T. Books and Records. The minute books of the Company contain complete and accurate records of all meetings and other corporate actions of its shareholders and its Board of Directors and committees thereof. The stock ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company.

          3U. Share Repurchase. The repurchase of shares of Class A Common Stock pursuant to paragraph 1D hereof will not violate Section 2.38 of the Texas Business Corporation Act.

          3V. Disclosures. Neither this Agreement, any Ancillary Agreement nor any exhibit hereto or thereto, nor any report, certificate or instrument furnished to any of the Purchasers in connection with the transactions contemplated in this Agreement or the Ancillary Agreements, when read together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they~ were made, not misleading. The Company knows of no information or fact that has or would have a material adverse effect on the business, prospects, assets or condition, financial or otherwise, of the Company which has not been disclosed to the Purchasers in this Agreement, the exhibits hereto, or other written materials furnished to the Purchasers.

     4. Representations and Warranties of the Purchasers. Each Purchaser severally represents and warrants to the Company as follows:

          4A. Investment. Such Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same, and, except as contemplated by this Agreement, the Ancillary Agreements, and the exhibits hereto and thereto, such Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof. Such Purchaser acknowledges the restrictions on transfer of the Shares set forth in part 8 of this Agreement. Nothing contained in this part 4 shall limit or restrict the ability of a Purchaser from pledging or granting a Lien in respect of any Shares to secure bona fide obligations or indebtedness of the Purchaser.

          4B. Authority. Such Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms. Such Purchaser represents `that it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company.

          4C. Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority is required on the part of the Purchaser in connection with the execution and delivery of this Agreement, the offer, issuance, sale and delivery of the Shares, or the other transactions to be consummated at the Closing, as contemplated by this Agreement, except for filings, if any, required under the HSR Act and such filings as shall have been made prior to and shall be effective on and as of each Closing.

          4D. Accredited Investor. Such Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to such Purchaser any and all written information which it has requested and have answered to such Purchaser's satisfaction all inquiries made by such Purchaser; and such Purchaser is an "accredited investor," as such term is defined in Regulation D promulgated under the Securities Act.

     5. Conditions to the Obligations of the Purchasers. The obligation of each of the Purchasers to purchase Series C Preferred Stock at the Closing is subject to the fulfillment, or the waiver by such Purchaser, of each of the following conditions on or before the Closing:

          5A. Accuracy of Representations and Warranties. Each representation and warranty contained in part 3 shall be true at and as of the Closing with the same effect as though such representation and warranty had been made on and as of the date of the Closing.

          5B. Performance. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by the Company prior to or at the Closing.

          5C. Opinion of Counsel. Each Purchaser shall have received an opinion from Glast, Phillips & Murray, a Professional Corporation, counsel for the Company, dated the date of the Closing, addressed to the Purchasers, and satisfactory in form and substance to the Purchasers and their special counsel, substantially in the form attached as Exhibit E hereto.

          5D. Ancillary Agreements.

               i) The Second Amended and Restated Shareholders Agreement attached hereto as Exhibit F (the "Shareholders Agreement") shall have been executed and delivered by the Company, the Purchasers, and the requisite holders of the capital stock of the Company and shall be in full force and effect. All such actions shall have been~ taken by the Company as may be necessary to elect a Board of Directors of the Company, including the

Purchaser Directors (as defined in the Shareholders Agreement), effective upon the Closing, in accordance with the Shareholders Agreement;

               ii) The Second Amended and Restated Registration Agreement attached as Exhibit G (the "Registration Agreement") shall have been executed and delivered by the Company, the Purchasers and each other Person listed on the signature pages thereto and shall be in full force and effect; and

               iii) The Fifth Amendment Agreement attached as Exhibit H (the "Amendment Agreement") shall have been executed and delivered by the Company, the Purchasers and each other Person listed on the signature pages thereto and shall be in full force and effect.

          5E. Amendment to Credit Agreement. The Company shall have entered into an amendment to the Third Amended and Restated Revolving Credit and Term Loan Agreement dated January 13, 1999 by and among the Company and Lenders (as defined therein) on terms reasonably satisfactory to the Purchasers.

          5F. Certificates and Documents. The Company shall have delivered to the Purchasers or special counsel to the Purchasers:

               i) the Articles of Incorporation, as amended and in effect as of the Closing, certified by the Secretary of State of the State of Texas;

               ii) certificates, as of the most recent practicable dates, as to the existence and corporate good standing of the Company issued by the Secretary of State of the State of Texas;

               iii) Bylaws of the Company, certified by its Secretary as of the date of such Closing;

               iv) resolutions of the Board of Directors of the Company, authorizing and approving all matters in connection with this Agreement, the Ancillary Agreements and the transactions contemplated herein and therein, certified by the Secretary of the Company as of the date of such Closing;

               v) a certificate executed by the President of the Company, in the name of and on behalf of the Company, at least two business days prior to the Closing setting forth with respect to any security that is convertible into or exercisable for shares of Common Stock, the conversion or exercise price thereof and the Common Stock into which such security is convertible or exercisable; and

               vi) such other documents relating to the transactions contemplated in this Agreement and the Ancillary Agreements as any Purchaser may reasonably request.

          5G. Articles of Amendment. The Articles of Amendment shall have been duly authorized and filed with the Secretary of State of the State of Texas.

          5H. Acquisition of Assets. The Company shall have closed, or will contemporaneously with the Closing have completed, the DMAC Acquisition on terms reasonably satisfactory to the Purchasers.

          5I. Compliance Certificate. The Company shall have delivered to the Purchasers a certificate, executed by the President of the Company, in the name of and on behalf of the Company, dated the date of such Closing, certifying to the fulfillment of the conditions specified in paragraphs 5A, SB, 5D, 5F and 5G through 5H.

          5J. Transaction Fee. The Company shall have paid to Windward Capital Management LLC, in immediately available funds, a transaction fee in the aggregate amount of $400,000, and shall have paid to the Purchasers the expense reimbursement contemplated by paragraph I OD hereof.

          5K. Other Matters. All corporate and other proceedings in connection with the transactions contemplated in this Agreement and the Ancillary Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     6. Condition to the Obligations of the Company. The obligations of the Company to issue and sell the Series C Preferred Stock to the Purchasers at the Closing are subject to fulfillment, or the waiver by the Company, of each of the following conditions on or before the Closing:

          6A. Accuracy of Representations and Warranties. The representations and warranties of the Purchasers contained in part 4 shall be true at and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

          6B. Minimum Investment. The Purchasers shall have tendered at the Closing aggregate consideration of not less than $27,750,000 for the purchase of Series C Preferred Stock; provided that the failure of CRL to acquire the shares set forth opposite its name on Exhibit A will not constitute a failure of this condition if Windward agrees at Closing to purchase such shares within five days following the Closing, as provided in paragraph lB.

          6C. Acquisition of Assets. The Company shall have closed, or will contemporaneously with the Closing have completed, the DMAC Acquisition.

          6D. Other Matters. All corporate and other proceedings in connection with the transactions contemplated in this Agreement and the Ancillary Agreements and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     7. Covenants of the Company.

          7A. Inspection and Observation. The Company shall permit each Major Purchaser or any authorized representative thereof, to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss its business and finances with officers of the Company, during normal business hours following reasonable notice, without interference to the conduct of the Company's business and as often as may be reasonably requested.

          7B. Financial Statements and Other Information. The Company shall deliver to each Major Purchaser:

               i) within 100 days after the end of each fiscal year of the Company, an audited balance sheet of the Company as at the end of such year and audited statements of operations and of cash flows of the Company for such year, certified by Arthur Andersen LLP or another firm of certified public accountants of established national reputation selected by the Board of Directors (with a majority of the Purchaser Directors concurring), and prepared in accordance with generally accepted accounting principles;

               ii) within 30 days after the end of each month, an unaudited balance sheet of the Company as at the end of such month and unaudited statements of operations and of cash flows of the Company for such month and for the current fiscal year to the end of such month, setting forth in comparative form the Company's operating budget for the corresponding periods for the current fiscal year, accompanied by an executive summary of the activities of the Company during such month, signed by the Company's chief executive officer and chief financial officer;

               iii) as soon as available, but in any event not later than 30 days prior to the beginning of each new fiscal year, an operating budget for such fiscal year approved by the Board of Directors (with a majority of the Purchaser Directors concurring);

               iv) with reasonable promptness, such other notices, information and data with respect to the Company as the Company delivers to the holders of its Class A Common Stock, Series A Preferred Stock or Series B Preferred Stock, and such other information and data as the Purchaser may from time to time reasonably request.

The foregoing financial statements shall be prepared on a consolidated basis, if the Company then has any Subsidiaries. The financial statements delivered pursuant to clause (ii) shall be accompanied by a certificate of the chief financial officer of the Company stating that such statements have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and results of operations of the Company at the date thereof and for the periods covered thereby.

          7C. Material Changes and Litigation. The Company shall promptly notify each Purchaser of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company's knowledge, threatened against the Company, or against any officer, director, key employee or principal shareholder of the Company materially adversely affecting or which, if adversely determined, could reasonably be expected to materially adversely affect its business, prospects, assets or condition, financial or otherwise.

          7D. Proprietary Information Agreements. The Company shall require all individuals now or hereafter employed by the Company whose employment responsibility requires their having access to confidential or proprietary information of the Company to agree in writing not to disclose any such confidential or proprietary information to any third party.

          7E. Termination of Covenants. The covenants of the Company contained in paragraphs 7A through 7D shall terminate, and be of no further force or effect, at the time of and subject to the closing and funding of the Company's initial public offering but only for so long as the Company is required to file reports under, and is in compliance with, Section 13 of the Exchange Act.

          7F. Reservation of Common Stock. The Company shall reserve and maintain a sufficient number of shares of Class A Common Stock for issuance upon conversion of all of the outstanding shares of Series C Preferred Stock.

          7G. Qualified Small Business Stock. The Company shall comply with any applicable filing or reporting requirements imposed under the Code on issues of Qualified Small Business Stock. Without limiting the foregoing, the Company shall submit to its shareholders (including the Purchasers) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the Regulations promulgated thereunder. In addition, within ten days after any Purchaser's written request therefor, the Company shall deliver to such Purchaser a written statement indicating whether such Purchaser's interest in the Company constitutes Qualified Small Business Stock.

     8. Transfer of Shares.

          8A. Restrictions. The Shares shall be subject to the restrictions on transfer set forth in the Shareholders Agreement.

          8B. Legends. Each certificate representing Shares shall bear a legend substantially in the following form:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM."

     The foregoing legend shall be removed from the certificates representing any Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

          8C. Rule l44A Information. The Company shall, at all times during which it is neither subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Purchaser, provide in writing to such Purchaser and to any prospective transferee of any Shares of such Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act ("Rule 144A Information"). Upon the written request of any Purchaser, the Company shall cooperate with and assist such Purchaser or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Shares for trading through PORTAL. The Company's obligations under this paragraph 8D shall at all times be contingent upon receipt from the prospective transferee of Shares of a written agreement to take all reasonable precautions to safeguard the Rule 1 44A Information from disclosure to anyone other than Persons who will assist such transferee in evaluating the purchase of any Shares.

     9. Termination.

          9A. Termination of Agreement. Certain of the parties hereto may terminate this Agreement as provided below:

               i) The Company and Windward may terminate this Agreement by mutual written consent at any time prior to the Closing;

               ii) The Company may terminate this Agreement by giving written notice to the Purchasers at any time prior to the Closing (i) in the event any of the Purchasers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Company has notified the Purchasers of the breach, and the breach has continued without being cured by the Closing Date, or (ii) if the Closing shall not have occurred on or before March 31, 1999, by reason of the failure of any condition precedent under part 6 hereof (unless the failure results primarily from the Company itself breaching any representation, warranty, or covenant contained in this Agreement); and

               iii) The Purchasers may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (i) in the event the Company has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Purchasers have notified the Company of the breach, and the breach has continued without being cured by the Closing Date, or (ii) if the Closing shall not have occurred on or before March 31, 1999, by reason of the failure of any condition precedent under part 5 hereof (unless the failure results primarily from the Purchasers themselves breaching any representation, warranty, or covenant contained in this Agreement).

          9B. Effect of Termination. If any party terminates this Agreement pursuant to paragraph 9A above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach of this Agreement).

     10. Definitions. For the purposes of this Agreement, the following terms shall have the meanings set forth below:

     "Affiliate" means with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person, and, in the case of an individual, includes any relative or spouse of such person, or any relative or such spouse, who has the same home as such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

     "Ancillary Agreements" mean any and all agreements other than this Agreement required to be executed by the parties to this Agreement on or prior to the Closing pursuant to paragraph SD.

     "Approved Plan" means the 1994 Stock Plan and any other written stock option, stock purchase or similar incentive plan approved by a majority of the Board of Directors, with the Purchaser Directors concurring.

     "Articles of Incorporation" means the Articles of Incorporation of the Company, as amended by the Articles of Amendment and in effect at the Closing.

     "Austin Ventures" means Austin Ventures III and Austin Ventures V, collectively.

     "Austin Ventures V" means Austin Ventures V, L.P. and Austin Ventures V Affiliates Fund, L.P., collectively

     "Board of Directors" means the board of directors of the Company.

     "Business Day" means any day other than a Saturday, Sunday or public holiday or the equivalent for banks in The State of Texas.

     "Bylaws" means the bylaws of the Company, as amended and in effect at the Closing.

     "Class A Common Stock" means the Company's Class A Common Stock, par value $.0l per share.

     "Class B Common Stock" means the Company's Class B Common Stock, par value $.01 per share.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "CRL" means Capital Resource Lenders II, L.P.

     "Equity Securities" means any capital stock or similar security, including without limitation, securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into or for any stock or similar security, or any security carrying any warrant or right to subscribe for or purchase any stock or similar security, or any such warrant or right.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Financial Statements" has the meaning set forth in paragraph 31.

     "Governmental Authority" means all courts, administrative agencies or other governmental authorities or instrumentalities, foreign or domestic.

     "Heller Warrant" means the Company's Warrant for the purchase (subject to adjustment as provided therein) of 367,238 shares of Class B Common Stock, issued to Heller Financial, Inc. ("Heller") pursuant to that certain Warrant Agreement, by and between the Company and Heller, dated November 10, 1994.

     "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Lien" means any lien, security interest, pledge, mortgage, deed of trust, charge or encumbrance in real, personal or mixed property (tangible or intangible, and wherever located).

     "Major Purchaser" means a Purchaser holding not less than 100,000 Shares, and for purposes of determining whether the number of Shares held by a Purchaser qualifies such Purchaser as a Major Purchaser, (a) the foregoing numbers shall be adjusted for any stock splits, stock dividends, recapitalizations or similar events, and (b) Shares shall include Shares held by Affiliates of such Purchaser and, with respect to a Purchaser that is a corporation or partnership, Shares distributed to and held by its shareholders or partners.

     "Mezzanine Warrants" means the Company's Common Stock Purchase Warrants for the purchase (subject to adjustment as provided therein) of an aggregate of 569,757 shares of Class A Common Stock, issued to Austin Ventures III and CRL pursuant to the Note Purchase Agreement.

     "Note Purchase Agreement" means the Senior Subordinated Note and Warrant Purchase Agreement dated as of May 10, 1996, by and among the Company, Austin Ventures III and CRL, as supplemented and modified by (i) the Senior Subordinated Note and Warrant Purchase Agreement dated as of November 22, 1996, and (ii) the Senior Subordinated Note and Warrant Purchase Agreement dated as of May 19, 1997, as amended by that certain Amendment dated as of March 13, 1998 and that certain Second Amendment dated as of January 13, 1999, and as such agreement may be further amended, modified or supplemented from time to time.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

     "Preferred Stock" means the Company's Preferred Stock, par value $0.01 per share, more fully described in the Articles of Incorporation.

     "Preferred Warrants" means the Company's Common Stock Purchase Warrants for the purchase (subject to adjustment as provided therein) of an aggregate of 961,700 shares of Class A Common Stock, issued to Austin Ventures V and CRL pursuant to the Series B Purchase Agreement.

     "Purchaser Directors" has the meaning set forth in the Shareholders Agreement.

     "Qualified Public Offering" means a Qualified Public Offering, as defined in the Articles of Incorporation without giving effect to clause (ii) of such definition.

     "Qualified Small Business Stock" means "qualified small business stock," as defined in Section 1202(c) of the Code.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar federal law then in force.

     "Series A Preferred Stock" means the Company's Series A Preferred Stock, par value $0.01 per share, more fully described in the Articles of Incorporation.

     "Series A Purchase Agreement" means the Stock Purchase Agreement dated as of October 21, 1994, as amended, among the Company and Austin Ventures III, providing, among other things, for the purchase and sale of Series A Preferred Stock.

     "Series B Preferred Stock" means the Company's Series B Preferred Stock, par value $0.01 per share, more fully described in the Articles of Incorporation.

     "Series B Purchase Agreement" means the Series B Preferred Stock and Warrant Purchase Agreement dated as of May 19, 1997, as amended, among the Company, CRL and Austin Ventures V, providing, among other things, for the purchase and sale of Series B Preferred Stock and the Preferred Warrants.

     "Subsidiary" means any corporation more than 50% of the outstanding voting securities of which are owned by the Company or any Subsidiary, directly or indirectly, or a partnership or limited liability company in which the Company or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

     "Windward" means Windward Capital L.P. II, LLC and Windward Capital Partners II~ L.P., collectively.

     11. Miscellaneous.

          11A. Successors and Assigns. The rights and obligations of each Purchaser under this Agreement, may be assigned by such Purchaser to any Person to whom Shares are transferred by such Purchaser, and such transferee shall be deemed a "Purchaser" for purposes of this Agreement, provided that the transferee provides written notice of such assignment to the Company.

          11 B. Confidentiality. Except as required by law, each Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary or secret information that such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the Company to such Purchaser pursuant to this Agreement or otherwise, or pursuant to visitation or inspection rights granted hereunder, unless such information is known, or until such information becomes known, to the public; provided, however, that such Purchaser may disclose such information (i) to its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with its investment in the Company, (ii) to any prospective purchaser of any Shares from such Purchaser as long as such prospective purchaser agrees in writing to be bound by the provisions of this paragraph 1 lB or (iii) to any Affiliate of such Purchaser or to a partner or shareholder of such Purchaser.

          11C. Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated herein, regardless of any investigation by the Purchasers or on behalf of the Purchasers.

          11D. Expenses. The Company agrees to pay and hold the Purchasers and holders of the Shares harmless from liability for the payment of:

               i) the fees and expenses of the Purchaser, including the reasonable fees and expenses of special counsel and accountants to the Purchasers, arising in connection with the due diligence, negotiation and execution of this Agreement, the Ancillary Agreements and the Articles of Amendment, fees and expenses incurred in connection with filings under the HSR Act and consummation of the transactions contemplated herein;

               ii) the fees and expenses incurred with respect to the interpretation of, or any amendments or waivers to this Agreement, the Ancillary Agreements or the Articles of Incorporation (whether or not the same become effective):

               iii) if a Purchaser or other holder of Shares desires to sell or otherwise transfer any or all of the Shares held by it and counsel for the Company declines to render a legal opinion to such Purchaser or holder, without cost or expense to such Purchaser or holder, whether or not registration under the Securities Act will be required for such sale or transfer, the fees and expenses of counsel for such Purchaser or holder in obtaining such an opinion;

               iv) the fees and expenses incurred in reviewing any registration statement or prospectus or any amendments or supplements thereto prepared pursuant to the Registration Agreement;

               v) the fees and expenses incurred in connection with any requested waiver of the right of any holder of Shares or the consent of any holder of Shares to contemplated acts of the Company not otherwise permissible by the terms of this Agreement, the Ancillary Agreements or the Articles of Incorporation;

               vi) stamp and other taxes, excluding income taxes, Which may be payable with respect to the execution and delivery of this Agreement or the issuance, delivery or acquisition of Shares;

               vii) the fees and expenses incurred in respect of the enforcement of the rights granted under this Agreement, the Ancillary Agreements and the Articles of Incorporation;

               viii) all costs, fees and expenses incurred by the Company (including the fees and expenses of Hughes & Luce, L.L.P., special counsel to Austin Ventures) in its performance of and compliance with this Agreement, the Ancillary Agreements and the Articles of Incorporation, it being understood and agreed that such costs, fees and expenses shall be borne solely by the Company; and

               ix) fees and expenses incurred by each such Person in any filing with any governmental with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company that mentions such Person.

          11E. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered personally or by facsimile transmission or by overnight delivery service or 72 hours after having been mailed by first Series Certified or registered mail, return receipt requested, postage prepaid:

     If to the Company, at Monitronics International, Inc., 12801 Stemmons Freeway, Dallas, Texas 75234, Attention: James R. Hull, President (fax (214) 484-1393), or at such other address or addresses as may have been furnished in writing by the Company to the Purchaser, with a copy to Glast, Phillips & Murray, P.C., Suite 2200, L.B. 48, One Galleria Tower, Dallas, Texas 75240-8329,
Attention: Mike Parsons, (fax (214) 419-8329).

     If to a Purchaser, at its address set forth on Exhibit A, or at such other address or addresses as may have been furnished to the Company in writing by such Purchaser, with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022-3897, Attention Howard L. Ellin, (fax
(212) 451-7221).

     Notices provided in accordance with this paragraph 11E shall be deemed delivered upon personal delivery or two Business Days after deposit in the mail.

          11F. Brokers. The Company and each Purchaser (i) represents and warrants to the other parties hereto that it has retained no finder or broker in connection with the transactions contemplated in this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders, fees or commissions, or consulting fees in connection with the transactions contemplated in this Agreement asserted by any Person on the basis of any statement or representation alleged to have been made by such indemnifying party.

          11G. Entire Agreement. This Agreement, the exhibits hereto and the Ancillary Agreements embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

          11H. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the holders of at least 66-2/3% of the Shares. Any amendment or waiver effected in accordance with this paragraph 1 1H shall be binding upon each holder of any Shares, each future holder of all such Shares and the Company.

No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          11I. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

          11J. Headings. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

          11K. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          11L. Governing Law. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

          11M. Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary to appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated herein.

          11N. Indemnification. The Company, without limitation as to time, will indemnify each Purchaser and its agents and representatives against, and hold each Purchaser and its agents and representatives harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and attorneys' fees and expenses) (collectively, the "Losses") (A) arising out of or related to any breach or inaccuracy of any representation or warranty of the Company contained in this Agreement or (B) incurred pursuant to any investigation or proceeding against the Company, any Purchaser or any of their agents and representatives arising out of or in connection with this Agreement, any Ancillary Agreement (or any other document or instrument executed pursuant hereto or thereto), which investigation or proceeding requires the participation of, or is commenced or filed against, one or more of the Purchasers and any of their agents because of this Agreement, the Ancillary Agreements and the transactions contemplated herein and therein, other than any Losses resulting from action on the part of such Purchaser or its agents or representatives which is finally determined in such proceeding to be primarily and directly a result of (i) such Purchaser's gross negligence or willful misconduct, (ii) a breach of a fiduciary duty, if any, owed by such Purchaser to the Company, (iii) an act or omission that involves intentional misconduct or a knowing violation of law by such Purchaser, (iv) a transaction from which such Purchaser received an improper personal benefit, (v) Losses incurred by or on behalf of an agent of a Purchaser that are the subject of the indemnification agreement entered into by the Company and such agent pursuant to the Shareholders Agreement, as to which Losses such indemnification agreement, rather than this paragraph 1 lN, shall apply, or (vi) Losses incurred by a Purchaser under the HSR Act. The Company agrees to reimburse each Purchaser and its agents and representatives promptly for all such Losses as they are incurred by such Purchaser and its agents. Each Purchaser agrees to reimburse the Company for any payments made by the Company to such Purchaser pursuant to subparagraph (B) of this paragraph 1 IN for Losses which are finally determined in such proceeding to primarily and directly result from the gross negligence or willful misconduct of such Purchaser. The obligations of the Company to each Purchaser and its agents and representatives under this paragraph 1 IN will be separate obligations. The obligations of the Company under this paragraph 1 lN will survive any transfer of securities by any Purchaser and the termination of this Agreement or any Ancillary Agreement.

          11O. Understanding Among Purchasers. Each Purchaser acknowledges that it is not relying upon any other Purchaser, or any officer, director, employee, agent, partner or Affiliate of any such other Purchaser, in making its investment or decision to invest in the Company or in monitoring such investment. Each Purchaser agrees that no Purchaser nor any controlling Person, officer, director, shareholder, partner, agent or employee of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them relating to or in connection with the Company or the Shares, or both. Without limiting the foregoing, no Purchaser (nor any of its Affiliates, officers, directors, shareholders, partners, agents or employees) or other holder of any Shares shall have any obligation, liability or responsibility whatsoever for the accuracy, completeness or fairness of any or all information about the Company or any Subsidiary or their respective properties, business or financial and other affairs, acquired by such Purchaser or holder from the Company or any Subsidiary or the respective officers, directors, employees, agents, representatives, counsel or auditors of either, and in turn provided to another Purchaser or holder, nor shall any such Purchaser (or such other person) have any obligation or responsibility whatsoever to provide any such information to any other Purchaser (or such other Person) or holder or to continue to provide any such information if any information is provided.

          11P. Legal Representation. The Company and each Purchaser acknowledges that Hughes & Luce, L.L.P., special counsel to Austin Ventures, has been requested by the Company and the Purchasers to assist in the preparation of this Agreement, the Ancillary Agreements and the Articles of Amendment, and the consummation of the transactions contemplated herein. The Company and each Purchaser acknowledges that Hughes & Luce, L.L.P. represents Austin Ventures and does not represent the Company or any Purchaser in any respect. Each Purchaser understands and acknowledges that Hughes & Luce, L.L.P. is not advising such Purchaser with respect to such Purchaser's decision to enter into this Agreement and to consummate the transactions contemplated by this Agreement and the Ancillary Agreements, including without limitation the purchase of the Shares to be purchased by such Purchaser on the terms and conditions set forth herein. Each Purchaser acknowledges that such Purchaser has obtained separate legal representation in connection with such matters.

                                       ***

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

                                          COMPANY:

                                          MONITRONICS INTERNATIONAL, INC.


                                          By: /s/ James R. Hull
                                              ----------------------------------
                                              James R.  Hull,
                                              President


                                          PURCHASERS:


                                          WINDWARD CAPITAL PARTNERS II, L.P.


                                          By: Winward Capital GP II, LLC
                                              its general partners


                                          By:
                                              ----------------------------------
                                              Peter S.  Macdonald,
                                              Managing Member


                                          WINDWARD CAPITAL LP II, LLC


                                          By:
                                              ----------------------------------
                                              Peter S.  Macdonald
                                              Managing Member


                                          CAPITAL RESOURCE LENDERS II, L.P.

                                          By: Capital Resource Partners II, L.P.
                                              Its General Partner


                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

          IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

                                          COMPANY:

                                          MONITRONICS INTERNATIONAL, INC.


                                          By:
                                              ----------------------------------
                                              James R. Hull,
                                              President


                                          PURCHASERS:


                                          WINDWARD CAPITAL PARTNERS II, L.P.


                                          By: Winward Capital GP II, LLC
                                              its general partners


                                          By: /s/ Peter S. Macdonald
                                              ----------------------------------
                                              Peter S. Macdonald,
                                              Managing Member


                                          WINDWARD CAPITAL LP II, LLC


                                          By: /s/ Peter S. Macdonald
                                              ----------------------------------
                                              Peter S. Macdonald
                                              Managing Member


                                          CAPITAL RESOURCE LENDERS II, L.P.


                                          By: Capital Resource Partners II, L.P.
                                              Its General Partner


                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

                                          COMPANY:

                                          MONITRONICS INTERNATIONAL, INC.


                                          By:
                                              ----------------------------------
                                              James R. Hull,
                                              President


                                          PURCHASERS:


                                          WINDWARD CAPITAL PARTNERS II, L.P.


                                          By: Winward Capital GP II, LLC
                                              its general partners


                                          By:
                                              ----------------------------------
                                              Peter S. Macdonald,
                                              Managing Member


                                          WINDWARD CAPITAL LP II, LLC


                                          By:
                                              ----------------------------------
                                              Peter S.  Macdonald
                                              Managing Member


                                          CAPITAL RESOURCE LENDERS II, L.P.


                                          By: Capital Resource Partners II, L.P.
                                              Its General Partner


                                          By: /s/ Robert C. Ammern
                                              ----------------------------------
                                          Name: Robert C. Ammern
                                          Title: Managing Partner

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                                                     Purchase
Purchaser                                               Shares        Price
---------                                             ---------   --------------
Windward Capital Partners II, L.P.
1777 Avenue of the Americas
42nd Floor
New York, NY  10036
Fax: (212) 382-6534
Attn: Peter S. Macdonald                              1,253,096   $24,672,932.69

Windward Capital LP II, LLC
1777 Avenue of the Americas
42nd Floor
New York, NY  10036
Fax: (212-6534                                           80,097   $ 1,577,076.21

Capital Resource Lenders II, L.P.
85 Merrimac Street, Suite 200
Boston, Massachusetts  02114
Fax: (617) 723-9819
Attn: Stephen M. Jenks                                   76,182   $ 1,499,991.51

Total:                                                1,409,375   $27,750,000.41

                                    EXHIBIT B

                              ARTICLES OF AMENDMENT

                                  See attached.

                         MONITRONICS INTERNATIONAL, INC.

                              ARTICLES OF AMENDMENT

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act (the "Act"), the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

     The name of the corporation is Monitronics International, Inc.

                                   ARTICLE TWO

     The following amendments alter or change the following paragraphs and provisions of the Articles of Incorporation, as heretofore amended, as follows:

     The Articles of Incorporation of the Corporation are amended by deleting Article Four thereof in its entirety and substituting in lieu of said Article Four the following:

                                  "ARTICLE FOUR

          The aggregate number of shares which the corporation shall have authority to issue is 26,109,375 shares, consisting of: 15,700,000 shares of Common Stock (i) 15,000,000 shares of which shall be classified as Class A Common Stock, $0.01 par value ("Class A Common Stock"), and (ii) 700,000 shares of which shall be classified a Class B Common Stock, $0.01 par value ("Class B Common Stock"); and 10,409,375 shares of Preferred Stock (i) 4,000,000 shares of which shall be designated as Series A Preferred Stock, $0.01 par value ("Series A Preferred Stock"), (ii) 5,000,000 shares of which shall be designated as Series B Preferred Stock, $U.0I par value ("Series B Preferred Stock"), and (ii) 1,409,375 shares of which shall be designated as Series C Preferred Stock, $0.01 par value ("Series C Preferred Stock"). The corporation may purchase its own shares to the extent that may be allowed by law. The Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock have the voting powers, the designations, preferences and relative, participating, optional o~ other special rights and qualifications, limitations or restrictions set forth below. The Series C Preferred Stock shall, with respect to dividend rights, redemption rights and rights upon liquidation, winding up or dissolution, whether voluntary or involuntary, whether now or hereafter issued, rank senior to all other capital stock or equity securities of the corporation.

     Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock

     Part 1. Dividends.

     1A. Subject to paragraphs ID, IE, 1H and II below, the holders of Series A Preferred Stock shall be entitled to receive dividends at the rate of $0.08 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor. Such dividends shall be cumulative and shall accrue on each share from day to day, commencing on the date of issuance of such share, whether or not earned or declared. Accrued dividends shall be payable quarterly, in arrears, on each March 31, June 30, September 30 and December 31 (each a "Dividend Reference Date"), commencing on the first Dividend Reference Date following June 30, 1999, and shall be payable in cash (except as provided in pan 5).

     1B. Subject to paragraphs ID, IH and II below, the holders of Series B Preferred Stock shall be entitled to receive dividends at the rate of $0.08 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor. Such dividends shall be cumulative and shall accrue on each share from day to day, commencing on the date of issuance of such share, whether or not earned or declared. Accrued dividends shall be payable quarterly, in arrears, on each Dividend Reference Date, commencing on the first Dividend Reference Date following June 30, 1999, and shall be payable in cash (except as provided in part 5).

     1C. Subject to paragraphs 1H and 1! below, the holders of Series C Preferred Stock shall be entitled to receive dividends at the rate of $i.575i7 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) per annum, payable out of funds legally available therefor. Such dividends shall be cumulative and shall accrue on each share from day to day, commencing on the date of issuance of such share, whether or not earned or declared. Accrued dividends shall be payable quarterly, in arrears, on each Dividend Reference Date, commencing on the first Dividend Reference Date following June 30, 1999, and shall be payable in cash (except as provided in part 5).

     1D. No dividends or distributions (whether in cash, securities or other property, other than those payable solely in shares of Common Stock) shall be paid on or declared and set apart for any Series B Preferred Stock, Series A Preferred Stock or any other series or class of Preferred Stock on any Dividend Reference Date until dividends in the total amount due on such date to holders of the Series C Preferred Stock, including any dividends that have accumulated but remain unpaid, shall have been paid or declared and set apart for payment on or prior to such Dividend Reference Date.

     1E. No dividends or distributions (whether in cash, securities or other property, other than those payable solely in shares of Common Stock) shall be paid on or declared and set apart for any Series A Preferred Stock on any Dividend Reference Date until dividends in the total amount due on such date holders of the Series C Preferred Stock and the Series B Preferred Stock, in each case including any dividends that have accumulated but remain unpaid, shall have been paid or declared and set apart for payment on or prior to such Dividend Reference Date.

     1F. No dividends (other than those payable solely in shares of Common Stock of the corporation) shall be paid on or declared and set apart for any Common Stock or any other class or series of stock of the corporation during any fiscal year of the corporation until dividends in the total amount of $0.08 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series A Preferred Stock, $0.08 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series B Preferred

Stock, and $1.5 7517 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Series C Preferred Stock, shall have been paid or declared and set apart for payment during that fiscal year and any prior year in which dividends have accumulated but remain unpaid, and no dividends shall be paid on any share of Common Stock unless a dividend (including the amount of any dividends paid pursuant to the above provisions of this paragraph IF) is paid with respect to all outstanding shares of Series A Preferred Stock and Series C Preferred Stock in an amount for each such share of Series A Preferred Stock or Series C Preferred Stock, as the case may be, equal to or greater than the aggregate amount of such dividends for the number of shares of Common Stock into which each outstanding share of Series A Preferred Stock and Series C Preferred Stock could then be converted.

     1G. In the event the corporation shall declare a distribution (other than any distribution described in paragraphs 1A through 1F) payable in securities of other Persons, evidences of indebtedness issued by the corporation or other Persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, and at such time, there are no declared or accrued but unpaid dividends then owed in respect of any class of Preferred Stock, then, in each such case, the holders of the outstanding shares of Series A Preferred Stock and Series C Preferred Stock shall be entitled to receive a proportionate share of any such distribution as though the holders of the outstanding shares of Series A Preferred Stock and Series C Preferred Stock were the holders of the number of shares of Common Stock into which the outstanding shares of Series A Preferred Stock and Series C Preferred Stock could be converted as of the record date fixed for the determination of the holders of Common Stock of the corporation entitled to receive such distribution.

     1H. The corporation may elect not to pay dividends under paragraphs IA, lB or 1C (i) if a Default or Event of Default is then continuing under the Credit Agreement, or (ii) to the extent the payment of dividends pursuant to paragraph 1A, 1B or 1C would cause a Default or Event of Default under the Credit Agreement to occur; provided, that if the corporation elects to suspend the payment of dividends under this paragraph 1H, dividends shall continue to accrue pursuant to this part 1 and shall be payable out of funds legally available therefor immediately after no Default or Event of Default is then continuing under the Credit Agreement, and to the extent the corporation may pay such dividends without causing a Default or Event of Default of Section 6 of the Credit Agreement. A Default or Event of Default will not be "continuing" if it has been waived.

     1I. The corporation shall not pay cash dividends under paragraphs 1A, 1B or 1C at any time when any of the Notes are outstanding; provided, that if the corporation is not permitted to pay dividends as a result of this paragraph 11, dividends shall continue to accrue pursuant to this part 1 and shall be payable out of funds legally available therefor at the time when no Notes remain outstanding.

     1J. Notwithstanding the foregoing, immediately prior to the closing of an initial public offering of the corporation's equity securities that is not a Qualified Public Offering with respect to the Series C Preferred Stock, the corporation shall declare and pay a dividend to the holders of the Series C Preferred Stock in an amount equal to the aggregate amount of all declared or accrued but unpaid dividends in respect of the Series C Preferred Stock as if such shares of Series C Preferred Stock are being converted pursuant to paragraph 5M below.

     Part 2. Liquidation Preference

     2A. In the event of any liquidation, dissolution or winding up of the corporation, either voluntary or involuntary:

          (i) The holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Series A Preferred Stock, Series B Preferred Stock or Common Stock by reason of their ownership thereof, an amount for each share of Series C Preferred Stock then held by them equal to $ 19.689579 (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus accrued or declared but unpaid dividends on the Series C Preferred Stock (the "Series C Liquidation Value"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Preferred Stock shall be insufficient to permit the payment to such holders of such full preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the shares of Series C Preferred Stock then held by them.

          (ii) After payment to the holders of the Series C Preferred Stock of the full amount to which they are entitled under subparagraph (i) above, the holders of the Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Series A Preferred Stock by reason of their ownership thereof, an amount for each share of Series B Preferred Stock then held by them equal to $1.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus accrued or declared but unpaid dividends on the Series B Preferred Stock (the "Series B Liquidation Value"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series B Preferred Stock shall be insufficient to permit the payment to such holders of such full preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the shares of Series B Preferred Stock then held by them.

          (iii) After payment to the holders of the Series C Preferred Stock and Series B Preferred Stock of the full amount to which they are entitled under subparagraphs (i) and (ii) above, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the corporation to the holders of the Common Stock by reason of their ownership thereof, an amount for each share of Series A Preferred Stock then held by them equal to $1.00 (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus accrued or declared but unpaid dividends on the Series A Preferred Stock (the "Series A Liquidation Value"). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of such full preferential amount, then the entire assets and funds of the corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the shares of Series A Preferred Stock then held by them.

          (iv) Subject to the payment in full of the Series C Liquidation Preference, the Series B Liquidation Preference and the Series A Liquidation Preference as provided in subparagraphs (i), (ii) and (iii) above, all remaining assets and surplus funds of the corporation shall be distributed among holders of Common Stock and the holders of Series A Preferred Stock, ratably in proportion to the shares of Common Stock then held by them and the shares of Common Stock into which the shares of Series A Preferred Stock then held by them could be converted.

     2B. For purposes of this part 2, a "liquidation" shall, at the option of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class and not as a separate series, include:

          (i) a consolidation or merger of the corporation with or into any other corporation, or any other Person, other than a wholly-owned Subsidiary of the corporation, excluding any transaction in which shareholders of the corporation prior to the transaction will maintain voting control of the resulting entity after the transaction;

          (ii) any corporate reorganization in which the corporation shall not be the continuing or surviving entity resulting from such reorganization;

          (iii) a sale of all or substantially all of the assets of the corporation; or

          (iv) a share exchange in which any Person acquires all of the outstanding shares of any class or series of capital;

such that the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall be paid in cash or in securities received from the acquiring corporation, or in a combination thereof, at the closing of any such transaction, an amount equal to the amount per share which would be payable to the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock pursuant to this part 2 in a liquidation of the corporation.

     2C. Any securities to be delivered to the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to paragraph 2B above shall be valued as follows:

          (i) Securities not subject to restrictions on free transferability:

               (a) if traded on a securities exchange, the value shall be deemed to be the average of the security's closing prices on such exchange over the 30-day period ending three days prior to the closing;

               (b) if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing; and

               (c) if there is no active public market, the value shall be the fair market value thereof, as mutually determined by a majority of the disinterested directors and the holders of a majority of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a separate class or series, or, in the absence of such agreement, by an independent appraisal paid for by the corporation; and

          (ii) Securities subject to investment letter or other restrictions on free marketability shall be valued at an appropriate discount from the market value determined as above in subparagraphs (i)(a), (i)(b) or (i)(c) to reflect the approximate fair market value thereof, as mutually determined by a majority of the disinterested directors and the holders of a majority of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a separate class or series or, in the absence of such agreement, by an independent appraisal paid for by the corporation.

     2D. The corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock written notice of such impending transaction not later than 20 days prior to the shareholders meeting called to approve such transaction or 20 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of said notices shall describe the material terms and conditions of the contemplated transaction as well as the terms and conditions of this part 2, and the corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than 20 days after the mailing by the corporation of the first notice provided for herein or sooner than 20 days after the mailing by the corporation of any notice of material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the outstanding Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class and not as a separate series.

     Part 3. Redemptions.

     3A. On the first to occur of (i) June 30, 2006 and (ii) the first business day following the closing of a Qualified Public Offering (either, the "Series B Redemption Date"), the corporation shall redeem (the "Series B Redemption") all shares of Series B Preferred Stock as are then outstanding at a price per share equal to the Series B Redemption Price (as defined in paragraph 3D).

     3B. The holders of a majority of the outstanding shares of Series A Preferred Stock may elect to require the corporation to redeem (the "Series A Mandatory Redemption") on June 30, 2006 (the "Mandatory Redemption Date") all shares of Series A Preferred Stock at a price per share equal to the Series A Redemption Price (as defined in paragraph 3E). The holders of a majority of the outstanding shares of Series A Preferred Stock may require the corporation to effect the Series A Mandatory Redemption by giving written notice to the corporation and the other holders of Preferred Stock of such election not less than 25 days nor more than 120 days prior to June 30, 2006. Upon receipt of such election, the corporation (and such holder) will be obligated to redeem all shares of Series A Preferred Stock on the Mandatory Redemption Date.

     3C. The holders of a majority of the outstanding shares of Series C Preferred Stock may elect to require the corporation to redeem (the "Series C Mandatory Redemption") on the earlier to occur of (A) the Mandatory Redemption Date or (B) such time prior to an initial public offering of the corporation's equity securities as Austin Ventures (as defined in the Series C Purchase Agreement) and its affiliates do not own, collectively, at least 40% of the voting stock of the corporation, on a fully diluted basis, or do not hold the highest percentage ownership of the voting stock of the corporation of any shareholder of the corporation, all shares of Series C Preferred Stock at a price per share equal to the Series C Redemption Price (as defined in paragraph
3F). The holders of a majority of the outstanding shares of Series C Preferred Stock may require the corporation to effect the Series C Mandatory Redemption by giving written notice to the corporation and the other holders of Preferred Stock of such election not less than 20 days nor more than 120 days prior to June 30, 2006. Upon receipt of such election, the corporation (and such holders) will be obligated to redeem all shares of Series C Preferred Stock on the Mandatory Redemption Date.

     3D. The holders of Series B Preferred Stock shall be entitled to receive from the corporation on the Series B Redemption Date an amount in cash for each share of Series B Preferred Stock equal to $1.00 (as adjusted for stock dividends, combinations or splits with respect to such shares), plus any accrued or declared but unpaid dividends on the Series B Preferred Stock (the "Series B Redemption Price").

     3E. The holders of Series A Preferred Stock shall be entitled to receive from the corporation on the Mandatory Redemption Date an amount in cash for each share of Series A Preferred Stock to be redeemed on such Mandatory Redemption Date equal to $1.00 (as adjusted for stock dividends, combinations or splits with respect to such shares), plus any accrued or declared but unpaid dividends on the Series A Preferred Stock (the "Series A Redemption Price").

     3F. The holders of Series C Preferred Stock shall be entitled to receive from the corporation on the Mandatory Redemption Date an amount in cash for each share of Series C Preferred Stock to be redeemed on such Mandatory Redemption Date equal to $ 19.689579 (as adjusted for stock dividends, combinations or splits with respect to such shares), plus any accrued or declared but unpaid dividends on the Series C Preferred Stock (the "Series C Redemption Price").

     3G. If the funds of the corporation legally available for redemption of Series C Preferred Stock on the Mandatory Redemption Date are insufficient to redeem the total number of shares of Series C Preferred Stock to be redeemed on the Mandatory Redemption Date, those funds that are legally available will be applied to the Series C Preferred Stock, ratably among the holders of the shares to be redeemed based upon the aggregate Series C Redemption Price of such shares held by each such holder. At any time and from time to time thereafter when additional funds of the corporation are legally available for redemption of shares of Series C Preferred Stock, such funds immediately will be applied to redeem the balance of the shares of Series C Preferred Stock that have not been redeemed and such funds will not be used for any other purpose, including to redeem any shares of Series B Preferred Stock or Series A Preferred Stock that the corporation is obligated to redeem. If the funds of the corporation legally available for redemption of all classes or series of Preferred Stock to be redeemed on the Mandatory Redemption Date are insufficient to redeem the total number of shares of Preferred Stock to be redeemed on the Mandatory Redemption Date, those funds that are legally available will be applied first to the Series C Preferred Stock, ratably among the holders of the shares to be redeemed based upon the aggregate Series C Redemption Price of such shares held by each such holder, and thereafter those funds legally available will be applied to the Series B Preferred Stock, and thereafter those funds legally available will be applied to the Series A Preferred Stock.

     3H. If the funds of the corporation legally available for redemption of Series B Preferred Stock on the Series B Redemption Date are insufficient to redeem the total number of shares of Series B Preferred Stock to be redeemed on the Series B Redemption Date, those funds that are legally available will be applied to the Series B Preferred Stock, ratably among the holders o~ the shares to be redeemed based upon the aggregate Series B Redemption Price of such shares held by each such holder. At any time and from time to time thereafter when additional funds of the corporation are legally available for redemption of shares of Series B Preferred Stock, such funds immediately will be applied to redeem the balance of the shares of Series B Preferred Stock that have not been redeemed and such funds will not be used for any other purpose, including to redeem any shares of Series A Preferred Stock that the corporation is obligated to redeem.

     3I. If the funds of the corporation legally available for redemption of Series A Preferred Stock on the Mandatory Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock to be redeemed on the Mandatory Redemption Date, those funds that are legally available will be applied to the Series A Preferred Stock ratably among the holders of the shares to be redeemed based upon the aggregate Series A Redemption Price of such shares held by each such holder. At any time and from time to time thereafter when additional funds of the corporation are legally available for redemption of shares of Series A Preferred Stock, such funds immediately will be applied to redeem the balance of the shares of Series A Preferred Stock that the corporation has become obligated to redeem on the Mandatory Redemption Date but which it has not redeemed and such funds will not be used for any other purpose.

     3J. No share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock is entitled to any dividends accruing after the date on which the Series A Redemption Price, the Series B Redemption Price or the Series C Redemption Price, respectively, is paid. On such date, all rights of the holder of such share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock will cease, and such share of Series

A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock will not be deemed to be outstanding.

     3K. Any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock that are redeemed or otherwise acquired by the corporation will be cancelled and will not be reissued, sold or transferred. If fewer than the total number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by any certificate are redeemed, a new certificate representing the number of unredeemed shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock will be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed shares.

     3L. Neither the corporation nor any Subsidiary will redeem, repurchase or otherwise acquire any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made (i) pro-rata to all holders of shares of Series C Preferred Stock on the basis of the number of shares of Series C Preferred Stock owned by each such holder, (ii) pro-rata to all holders of shares of S~..1ies B Preferred Stock on the basis of the number of shares of Series B Preferred Stock owned by each such holder and only if all shares of Series C Preferred Stock have been redeemed, repurchased or otherwise acquired by the corporation or (iii) pro-rata to all holders of shares of Series A Preferred Stock on the basis of the number of shares of Series A Preferred Stock owned by each such holder and only if all shares of Series C Preferred Stock and Series B Preferred Stock have been redeemed, repurchased or otherwise acquired by the corporation.

     3M. Notwithstanding anything in this part 3 to the contrary, neither the corporation nor any Subsidiary will redeem, repurchase or otherwise acquire any shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock while any Notes are outstanding, or if prohibited under the Credit Agreement. If on the date that the holders of the Series A Preferred Stock and the Series C Preferred Stock could elect to require the corporation to effect the Series A Mandatory Redemption and the Series C Mandatory Redemption any Notes are outstanding or the redemption of the Series A Preferred Stock, Series B Preferred Stock and the Series C Preferred Stock is prohibited under the Credit Agreement, the time for giving such notice shall be extended until 100 days following the date (the "Extension Date") upon which no Notes remain outstanding and the redemption of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock is no longer prohibited under the Credit Agreement. If the holders of a majority of the outstanding shares of Series A Preferred Stock give written notice to the corporation within the 100-day period following the Extension Date of their election to require the Series A Mandatory Redemption, the corporation (and such holders) shall be obligated to redeem the Series A Preferred Stock pursuant to paragraph 3B on the date 120 days following the Extension Date (the "Extended Mandatory Redemption Date") and the Extended Mandatory Redemption Date shall be deemed the Mandatory Redemption Date for purposes of paragraph 3B. If the holders of a majority of the outstanding shares of Series C Preferred Stock give written notice to the corporation within the 100-day period following the Extension Date of their election to require the Series C Mandatory Redemption, the corporation (and such holders) shall be obligated to redeem the Series C Preferred Stock pursuant to paragraph 3C on the Extended Mandatory Redemption Date and the Extended Mandatory Redemption Date shall be deemed the Mandatory Redemption Date for purposes of paragraph

3C. If on the Series B Redemption Date any Notes are outstanding or the redemption of the Series B Preferred Stock is prohibited under the Credit Agreement, the corporation (and the holders of the Series B Preferred Stock) shall be obligated to redeem the Class B Preferred Stock pursuant to paragraph 3A on the date 120 days following the Extension Date (the "Extended Series B Redemption Date") and the Extended Series B Redemption Date shall be deemed the Series B Redemption Date for purposes of paragraph 3A.

     Part 4. Voting Rights.

     4A Except as otherwise provided in these Articles of Incorporation or the Act, the Series A Preferred Stock and, upon the expiration of any waiting period required under the HSR Act (as defined in the Series C Purchase Agreement) relating to the transactions contemplated by the Series C Purchase Agreement, the Series C Preferred Stock will vote together with the Common Stock on an as-if-converted basis on all matters to come before the shareholders of the corporation, and the Common Stock shall not be entitled to vote as a class on any matter. Except as otherwise provided in these Articles of Incorporation or the Act, the holders of Series B Preferred Stock will have no right to vote their shares of Series B Preferred Stock on any matters to be voted on by the shareholders of the corporation. Except as otherwise provided in these Articles of Incorporation or the Act, the holders of Class A Common Stock will be entitled to one vote per share on all matters voted on by the shareholders of the corporation and the holders of Class B Common Stock will have no right to vote their shares of Class B Common Stock on any matters to be voted on by the shareholders of the corporation.

     4B. Without first obtaining the approval or consent of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a separate class or series, the corporation shall not:

          (i) issue any capital stock, options, warrants or rights to purchase or acquire capital stock, or any other equity securities, other than (A) pursuant to an Approved Plan, (B) upon conversion of shares of Series A Preferred Stock, (C) upon conversion of shares of Series B Preferred Stock,
     (D) upon conversion of shares of Series C Preferred Stock, (E) the issuance of the Warrant Shares upon the exercise of the Warrants or (F) the Class A Common Stock issuable upon conversion of any outstanding Class B Common Stock;

          (ii) sell or dispose of in any manner all or any substantial portion of its properties or assets, liquidate, dissolve or enter into any merger, consolidation or similar transaction; or

          (iii) acquire any interest in any Person (whether by a purchase of assets, purchase of stock or other securities, merger or otherwise, or create any Subsidiary other than a wholly owned Subsidiary), other than purchases (either directly, or indirectly through the purchase of 100% of the outstanding stock of the Person) of monitoring alarm contracts in the ordinary course of business of the corporation or pursuant to the DMAC Acquisition (as defined in the Series C Purchase Agreement).

     4C. Without first obtaining the approval or consent of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, each voting as a single and separate class or series, the corporation shall not:

          (i) amend the Articles of Incorporation or bylaws of the corporation;
     or

          (ii) purchase, redeem or otherwise acquire or retire for value any of its capital stock or other equity securities or declare or make any dividend or other distribution with respect to any of its capital stock or other equity securities (other than a dividend or distribution payable solely in shares of Common Stock), except that this provision shall not prevent the repurchase by the corporation of capital stock from employees at cost pursuant to agreements with such employees approved by the Board of Directors (with a majority of the Purchaser Directors concurring).

     Part 5. Conversion

     The holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

     5A. Right to Convert.

     Subject to the provisions of paragraph 5C, (i) each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such share, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $1.00 by the Series A Conversion Price (as defined below) in effect at the time of conversion, (ii) each share of Series B Preferred Stock shall be convertible, at the option of the holder thereof, simultaneously upon the closing of a Qualified Public Offering, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing the Series B Redemption Price at the time of closing of such Qualified Public Offering by the Public Offering Price (as defined in paragraph 5C) in such Qualified Public Offering, and (iii) each share of Series C Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the corporation or any transfer agent for such share, into such number of fully paid and nonassessable shares of Class A Common Stock as is determined by dividing $ 19.689579 by the Series C Conversion Price (as defined below) in effect at the time of conversion.

     5B. Automatic Conversion. Each share of Series A Preferred Stock shall automatically be converted into shares of Class A Common Stock at the then effective Series A Conversion Price immediately upon the closing of a Qualified Public Offering. Each share of Series C Preferred Stock shall automatically be converted into shares of Class A Common Stock at the then effective Series C Conversion Price immediately upon the closing of a Qualified Public Offering.

     5C. Mechanics of Conversion. Before any holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock shall be entitled to convert shares of Series A

Preferred Stock, Series B Preferred Stock or Series C Preferred Stock into shares of Class A Common Stock, such holder shall surrender the certificate or certificates thereof, duly endorsed, at the office of the corporation or of any transfer agent for such shares, and shall give written notice to the corporation at such office that he elects to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Class A Common Stock are to be issued. The corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock a certificate or certificates for the number of shares of Class A Common Stock to which the holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to be converted, and the Person or Persons entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on such date. hi the event of an automatic conversion of the Series A Preferred Stock or Series C Preferred Stock, the Board of Directors may elect to treat the conversion of the shares of Series A Preferred Stock or Series C Preferred Stock as having been made effective as of the date of the event resulting in the automatic conversion.

     5D. Adjustments to Conversion Prices for Dilutive Issues.

          (i) Conversion Prices. The initial Series A Conversion Price shall be $1.00 per share. The initial Series C Conversion Price shall be $19.689579 per share. The Series A Conversion Price and the Series C Conversion Price shall be subject to adjustment as set forth in this paragraph 5D.

          (ii) Special Definitions. For purposes of this paragraph 5D, the following definitions apply:

               (a) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities, but shall not include the Warrants.

               (b) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock) or other securities convertible into or exchangeable for Common Stock.

               (c) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to 5D(iv), deemed to be issued) by the corporation after the Series C Original Issue Date other than shares of Common Stock issued or issuable:

                    (1) upon conversion of shares of the Series A Preferred
               Stock, Series B Preferred Stock or Series C Preferred Stock;

                    (2) to officers, directors or employees of, or consultants to, the corporation, on terms approved by the Board of Directors (including shares of Common Stock issued or issuable upon exercise of options granted pursuant to any Approved Plan);

                    (3) as a dividend or distribution on Series A Preferred
               Stock, Series B Preferred Stock or Series C Preferred Stock;

                    (4) pursuant to a transaction for which adjustment of the
               Series A Conversion Price or the Series C Conversion price, as the case may be, is made pursuant to paragraph 5D(v) or 5D(vi), respectively;

                    (5) pursuant to the acquisition of another Person by merger, purchase of all or substantially all of the assets of such Person (exclusive of the DMAC Acquisition) or reorganization; or

                    (6) upon the exercise of the Warrants or the conversion of
               Class B Common Stock into Class A Common Stock.

          (iii) No Adjustment of Conversion Price. No adjustment in the Series A Conversion Price of a particular share of Series A Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Series A Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series A Preferred Stock. No adjustment in the Series B Conversion Price of a particular share of Series B Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock. No adjustment in the Series C Conversion Price of a particular share of Series C Preferred Stock shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share for an Additional Share of Common Stock issued or deemed to be issued by the corporation is less than the Series C Conversion Price in effect on the date of, and immediately prior to such issue, for such share of Series C Preferred Stock.

          (iv) Deemed Issue of Additional Shares of Common Stock. In the event the corporation at any time or from time to time after the Series C Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to paragraph 5D(vii) hereof) of such Additional

     Shares of Common Stock would be less than the Series A Conversion Price or Series C Conversion Price, as the case may be, in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (a) no further adjustments in the Series A Conversion Price or Series C Conversion Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the corporation, or decrease in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, then the Series. A Conversion Price or Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price or the Series C Conversion Price shall affect Common Stock previously issued upon conversion of Series A Preferred Stock or Series C Preferred Stock).

               (c) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price or Series C Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                    (1) in the case of Convertible Securities or Options for
               Common Stock the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the corporation upon such conversion or exchange, and

                    (2) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options and the consideration received by the corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the corporation (determined pursuant to paragraph 5D(vii)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

               (d) no adjustment of the conversion rate for the Series A Preferred or Series C Preferred Stock shall have the effect of increasing the Series A Conversion Price or Series C Conversion Price to an amount which exceeds the lower of (1) the Series A Conversion Price or Series C Conversion Price on the original adjustment date, or
          (2) the Series A Conversion Price or Series C Conversion Price that would have resulted from any actual issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

               (e) in the case of any Options that expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price or the `Series C Conversion price shall be made, except as to shares of Series A Preferred Stock or Series C Preferred Stock converted during such period, until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (c) above; and

               (f) if any such record date shall have been fixed and such Options or Convertible Securities are not issued on the date fixed thereof, the adjustment previously made in the Series A Conversion Price or Series C Conversion Price that became effective on such record date shall be cancelled as of the close of business on such record date, and shall instead be made on the actual date of issuance, if any.

          (v) Adjustment of Series A Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the corporation, at any time after the Series C Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph 5D(iv)) without consideration or for a consideration per share less than the Series A Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series A Conversion Price shall be reduced, concurrently with such issue, to the price (calculated to the nearest $00001) obtained by multiplying the Series A Conversion Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding (or deemed to be outstanding hereunder) immediately prior to such issue or sale multiplied by the Series A Conversion Price immediately prior to such issue or sale plus (ii) the consideration received (or deemed to be received hereunder) by the corporation upon such issue or sale, and the denominator of which shall be the product of (iii) the total number of shares of Common Stock outstanding (or deemed to be outstanding hereunder) immediately after such issue or sale, multiplied by (iv) the Series A Conversion Price immediately prior to such issue or sale. Notwithstanding the foregoing, no adjustment of the Series A Conversion Price shall be made in an amount less than 50.0001 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 50.0001 per share' or more. Upon each adjustment of the Series A Conversion Price, the Series A Preferred Stock shall thereafter be convertible, at the Series A Conversion Price resulting from such adjustment, into the number of shares of Class A Common Stock obtained by multiplying the Series A Conversion Price in effect immediately prior to such adjustment by the number of shares of Class A Common Stock into which the Series A Preferred Stock was convertible pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Series A Conversion Price resulting from such adjustment.

          (vi) Adjustment of Series C Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the corporation, at any time on or prior to the first anniversary of the Series C Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph 5D(iv)) without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series C Conversion Price shall be reduced, concurrently with such issue, to a price equal to the consideration per share, if any, received by the corporation for the issuance of such Additional Shares of Common Stock. In the event the corporation, at any time after the first anniversary of the Series C Original Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to paragraph 5D(iv)) without consideration or for a consideration per share less than the Series C Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Series C Conversion Price shall be reduced, concurrently with such issue, to the price (calculated to the nearest $0.0001) obtained by multiplying the Series C Conversion Price in effect immediately prior to the time of such issue or sale by a fraction, the numerator of which shall be the sum of (i) the number of shares of Common Stock outstanding (or deemed to be outstanding hereunder) immediately prior to such issue or sale multiplied by the Series C Conversion Price immediately prior to such issue or sale plus (ii) the consideration received (or deemed to be received hereunder) by the corporation upon such issue or sale, and' the denominator of which shall be the product of (iii) the total number of shares of Common Stock outstanding (or deemed to be outstanding hereunder) immediately after such issue or sale, multiplied by
     (iv) the Series C Conversion Price immediately prior to such issue or sale. Notwithstanding the foregoing, no adjustment of the Series C Conversion Price shall be made in an amount less than 50.0001 per share, but any such lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 50.0001 per share or more. Upon each adjustment of the Series C Conversion Price, the Series C Preferred Stock shall thereafter be convertible, at the Series C Conversion Price resulting from such adjustment, into the number of shares of Class A Common Stock obtained by multiplying the Series C Conversion Price in effect immediately prior to such adjustment by the number of shares of Class A Common Stock into which the Series C Preferred Stock was convertible pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Series C Conversion Price resulting from such adjustment.

          (vii) Determination of Consideration. For purposes of this paragraph 5D, the consideration received by the corporation for the issuance of any Additional Shares of Common Stock shall be computed as follows:

               (a) Cash and Property. Such consideration shall:

                    (1) insofar as it consists of cash, be computed at the
               aggregate amount of cash received by the corporation excluding amounts paid or payable for accrued interest or accrued dividends after deducting all commissions and expenses paid and concessions and discounts allowed to underwriters, dealers or others performing similar services in connection with such issue;

                    (2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                    (3) in the event Additional Shares of Common Stock are
               issued together with other shares or securities or other assets of the corporation for consideration that covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

               (b) Options and Convertible Securities. The consideration per share received by the corporation for Additional Shares of Common Stock deemed to have been issued pursuant to paragraph 5D(iv), relating to Options and Convertible Securities, shall be determined by dividing:

                    (1) the total amount, if any, received or receivable by the corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Option for Convertible Securities and the conversion or exchange of such Convertible Securities; by

                    (2) the maximum number of shares of Common Stock (as set
               forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

     5E. Adjustments for Dividends. Combinations or Subdivisions of Common Stock. In the event that the corporation at any time or from time to time after the Series C Original Issue Date shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Prices and Series C Conversion price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

     5F. Other Distributions. In the event the corporation shall at any time or from time to time make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in securities of other Persons, evidences of indebtedness issued by the corporation or any of its Subsidiaries or other Persons, assets (excluding cash dividends) or Options or rights not referred to in paragraph 5D(iv), then in each such event provision shall be made so that the holders of Series A Preferred Stock and Series C Preferred Stock shall receive, upon the conversion thereof, the securities of the corporation that they would have received had their stock been converted into Common Stock on the date of such event.

     5G. Other Adjustments. In case of any reorganization or any reclassification of the capital stock of the corporation, any consolidation, merger or share exchange of the corporation with or into another Person or Persons (other than a consolidation or merger deemed to be a liquidation, dissolution or winding up of the corporation as provided in paragraph 2B above), each share of Series A Preferred Stock and Series C Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Series A Preferred Stock or Series C Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or share exchange; and, in any case appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock to the end that the provisions set forth herein shall thereafter be applicable, as nearly equivalent as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock.

     5H. No Impairment. The corporation will not, by amendment of these Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation but will at all times in good faith assist in the carrying out of all the provisions of this part 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion right of the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock against impairment.

     5I. Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Series A Conversion Price or Series C Conversion price pursuant to this part 5, the corporation at its expense shall promptly compute such adjustment and prepare and furnish to each holder of Series A Preferred Stock or Series C Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The corporation shall, upon the written request at any time of any holder of the Series A Preferred Stock or Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Series A Conversion Price or Series C Conversion Price, as the case may be, at the time in effect, and the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series A Preferred Stock or Series C Preferred Stock.

     5J. Issue Taxes. The corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Class A Common Stock on conversion of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant hereto; provided, however, that the corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

     5K. Reservation of Stock Issuable Upon Conversion. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, the corporation will take such corporate action as in the opinion of its counsel, may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite shareholder approval of any necessary amendment to these Articles of Incorporation.

     5L. Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock. All shares of Class A Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, ever such aggregation, the conversion would result in the issuance of a fraction of a share of Class A Common Stock, the corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the corporation).

     5M. Payment of Accrued Dividends. As soon as possible after shares of Series A Preferred Stock or Series C Preferred Stock have been converted into shares of Class A Common Stock, the corporation shall deliver to the holder of the shares of Series A Preferred Stock or Series C Preferred Stock converted payment in cash in an amount equal to all accrued and unpaid dividends with respect to each share of Series A Preferred Stock or Series C Preferred Stock converted, or if the conversion occurs following an initial public offering of the corporation's equity securities, and such securities are then listed on a national securities exchange or the Nasdaq National Market, at the option of the corporation, a number of shares of Class A Common Stock having a fair market value on the date of conversion (based upon the average closing sales prices of the Class A Common Stock for the immediately preceding ten trading days) equal to the accrued and unpaid dividends on the shares of Series A Preferred Stock or Series C Preferred Stock converted. Shares of Class A Common Stock issued by the corporation in payment of accrued and unpaid dividends in lieu of cash shall, upon issuance, be fully paid and nonassessable shares.

     5N. Notices. The corporation shall give each holder of record of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock written notice of each proposed underwritten public offering of Class A Common Stock that could reasonably be anticipated to be a Qualified Public Offering not later than 20 days prior to the anticipated date of closing of such public offering. Such notice shall set forth a summary of the proposed terms of such public offering, including the anticipated initial public offering price (which may be expressed as a range of anticipated prices) for the Class A Common Stock. Thereafter, the corporation shall give such holders prompt written notice of any material changes in the proposed terms of such public offering, including any change in the anticipated initial public offering price. If the public offering is a Qualified Public Offering, the corporation shall also give each holder of record of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock written notice to such effect, specifying the price at which shares of Class A Common Stock initially are offered to the public in such Qualified Public Offering (the "Public Offering Price"), not later than the date of commencement of such Qualified Public Offering.

     Part 6. Registration of Transfers.

     The corporation will keep at its principal office a register for the registration of shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock. Upon the surrender of any certificate representing shares of Series A Preferred Stock, Series B preferred Stock or Series C Preferred Stock at such place, the corporation will, at the request of the record holder of such certificate, execute and deliver (at the corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate, and dividends will accrue on the shares of Series A Preferred Stock, Series B Preferred Stock or Serie3 C Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by the surrendered certificate.

     Part 7. Replacement.

     Upon receipt of evidence reasonably satisfactory to the corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the corporation or, in the case of any mutilation, upon surrender of such certificate the corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by such lost, stolen, destroyed or mutilated certificate, and dividends will accrue on the shares of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

     Part 8. Definitions.

     "1994 Stock Plan" means the Incentive Stock Compensation Plan of the corporation dated October 21, 1994, as amended, which provides for issuance of up to 1,099,959 shares of Class A Common Stock.

     "Approved Plan" means the 1994 Stock Plan and any other written stock option, stock purchase or similar incentive plan (or options to purchase up to 400,000 shares of Class A Common Stock) approved by the Board of Directors (with the Purchaser Directors concurring).

     "Board of Directors" means the board of directors of the corporation.

     "Common Stock" means, collectively, the corporation's Class A Common Stock and Class B Common Stock, par value 5.01 per share, and any capital stock of any class of the corporation hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the corporation.

     "Credit Agreement" means the Third Amended and Restated Revolving Credit and Term Loan Agreement dated January 13, 1999 by and between the corporation and certain lenders, as such agreement may be amended, modified or supplemented from time to time.

     "Note Agreement" means the Senior Subordinated Note and Warrant Purchase Agreement dated as of May 10, 1996, by and among the Company, Austin Ventures III and CRL, as supplemented and modified by (i) the Senior Subordinated Note and Warrant Purchase Agreement dated as of November 22, 1996, and (ii) the Senior Subordinated Note and Warrant Purchase Agreement dated as of May 19, 1997, as amended by that certain Amendment dated as of March 13, 1998 and that certain Second Amendment dated as of January 13, 1999, and as such agreement may be further amended, modified or supplemented from time to time.

     "Notes" means the corporation's 12.0% Senior Subordinated Notes issued pursuant to the Note Agreement.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "Purchaser Director" has the meaning set forth in the Shareholders
Agreement.

     "Qualified Public Offering" means the sale of the corporation's Class A Common Stock in a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the corporation), at a public offering price (prior to underwriters commissions and expenses) per share of Class A Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Class A Common Stock payable in shares of Class A Common Stock) equal to or exceeding (i) in the case of the Series A Preferred Stock and the Series B Preferred Stock $3.00 per share and (ii) in the case of the Series C Preferred Stock $3 4.456763 per share.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Series B Purchase Agreement" means the Series B Preferred Stock and Warrant Purchase Agreement, dated as of May 19, 1997, by and among the corporation and certain investors, as such agreement may from time to time be amended modified or supplemented in accordance with its terms.

     "Series C Original Issue Date" means March, 1999.

     "Series C Purchase Agreement" means the Series C Preferred Stock Purchase Agreement, dated as of February 22, 1999, by and among the corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

     "Shareholders Agreement" means the Second Amended and Restated Shareholders
Agreement dated as of March   , 1999, among the corporation and certain
                            --
investors, as such agreement may from time to time be amended, modified or supplemented in accordance with its terms.

     "Subsidiary" means any corporation more than 50% of the outstanding voting securities are owned by the corporation or any Subsidiary, directly or indirectly, or a partnership or limited liability company in which the corporation or any Subsidiary is a general partner or manager or holds interests entitling it to receive more than 50% of the profits or losses of the partnership or limited liability company.

     "Warrants" means, collectively, (i) the Preferred Warrants, (ii) the Mezzanine Warrants and (iii) the Heller Warrant, as those terms are defined in the Series C Purchase Agreement.

     "Warrant Agreement" means the Warrant Agreement dated November 10, 1994, by and between the corporation and Heller Financial, Inc., a Delaware corporation, as such agreement may from time to time be amended, modified or supplemented in accordance with its terms.

     "Warrant Shares" means, collectively, the shares of Common Stock issued or issuable upon the exercise of the Warrants issued by the corporation pursuant to the Warrant Agreement, the Note Agreement and the Series B Purchase Agreement.

     Part 9. Amendment and Waiver.

     No amendment, modification or waiver of this Article Four of these Articles of Incorporation will be binding or effective with respect to any provision of these terms without the prior written consent of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, each voting as a single and separate class or series. No change in the terms hereof may be accomplished by merger or consolidation of the corporation with another corporation unless the corporation has obtained the prior written consent of the holders of the applicable percentage of the shares of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock then outstanding.

     Part 10. Notices.

          (i) Except as otherwise expressly provided, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the corporation, at its principal executive offices and (ii) to any shareholder, at such holder's address as it appears in the stock records of the corporation (unless otherwise indicated by any such holder).

          (ii) In the event of any taking by the corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive Additional Shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the corporation shall mail to each holder of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken, and the amount and character of such dividend, distribution, security or right.

              Class A Common Stock and Class B Common Stock

     Part 11. Rights of Common Stock.

     11A. Except as otherwise provided herein, all shares of Class A Common Stock and Class B Common Stock will be identical and will entitle the holders thereof to the same rights and privileges.

     Part 12. Conversion of Class B Common Stock.

     12A. At any time and from time to time, each holder of Class B Common Stock will be entitled to convert any and all of the shares o~ such holder's Class B Common Stock into the same number of shares of Class A Common Stock at such holder's election; provided, that each holder of Class B Common Stock shall only be entitled to convert any share or shares of Class B Common Stock to the extent that after giving effect to such conversion such holder or its affiliates shall not directly or indirectly own, control or have power to vote a greater quantity of securities of any kind issued by the corporation than such holder and its affiliates are permitted to own, control or have power to vote under any law or under any regulation, rule or other requirement of any governmental authority at any time applicable to such holder and its affiliates.

     12B. Each conversion of shares of Class B Common Stock into shares of Class A Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the corporation (or such other office or agency of the corporation as the corporation may designate by notice in writing to the holder or holders of the Class B Common Stock) at any time during normal business hours, together with a written notice by the holder of such Class B Common Stock stating that such holder desires to convert the shares, or a stated number of the shares, of Class B Common Stock represented by such certificate or certificates into Class A Common Stock and a written undertaking that upon such conversion such holder and its affiliates will not directly or indirectly own, control or have the power to vote a greater quantity of securities of any kind issued by the corporation than such holders and its affiliates are permitted to own, control or have the power to vote under any applicable law, regulation, rule or other governmental requirement (and such statement will obligate the corporation to issue such Class A Common Stock). Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common Stock as such holder will cease and the Person or Persons in whose name or names the certificate or certificates for shares of Class A Common Stock are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common Stock represented thereby.

     12C. Promptly after such surrender and the receipt of such written notice, the corporation will issue and deliver in accordance with the surrendering holder's instructions (i) the certificate or certificates for the Class A Common Stock issuable upon such conversion and (ii) a certificate representing any Class B Common Stock which was represented by the certificate or certificates delivered to the corporation in connection with such conversion but which was not converted.

     12D. If the corporation in any manner subdivides or combines the outstanding shares of one class of either Class A Common Stock or Class B Common Stock, the outstanding shares of the other class will be proportionately subdivided or combined.

     12E. In the case of, and as a condition to, any capital reorganization of, or any reclassification of the capital stock of, the corporation (other than a subdivision or combination of shares of Class A Common Stock or Class B Common Stock into a greater or lesser number of shares (whether with or without par value) or a change in the par value of Class A Common Stock or Class B Common Stock or from par value to no par value, or from no par value to par value) or in the case of, and as condition to, the consolidation or merger of the corporation with or into another corporation (other than a merger in which the corporation is the continuing corporation and which does not result in any reclassification of outstanding shares of Class A Common Stock or Class B Common Stock), each share of Class B Common Stock shall be convertible into the number of shares of stock or other securities or property receivable upon such reorganization, reclassification, consolidation or merger by a holder of the number of shares of Class A Common Stock of the corporation into which such share of Class B Common Stock was convertible immediately prior to such reorganization, reclassification, consolidation or merger; and, in any such case, appropriate adjustment shall be made in the application of the provisions set forth in this paragraph I 2E with respect to the rights and interests thereafter of the holders of Class B Common stock to the end that the provisions set forth in this paragraph 1 2E (including provisions with respect to the conversion rate) shall thereafter be applicable, as nearly as they reasonably may be, in relation to any shares of stock or other securities or property thereafter deliverable upon the conversion of the shares of Class B Common Stock.

     12F. Shares of Class B Common Stock which are converted into shares of Class A Common Stock as provided herein shall not be reissued.

     12G. The corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock or its treasury shares, solely for the purpose of issue upon the conversion of the Class B Common Stock as provided in this part 12, such number of shares of (T~ass ~ Common Stock as shall then be issuable upon the conversion of all then outstanding shares of Class B Common Stock (assuming that all such shares of Class B Common Stock are held by Persons entitled to convert such shares into Class A Common Stock).

     12H. The issuance of certificates for Class A Common Stock upon the conversion of Class B Common Stock will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the corporation in connection with such conversion and the related issuance of Class A Common Stock. The corporation will not close its books against the transfer of Class B Common Stock or of Class A Common Stock issued or issuable upon the conversion of Class B Common Stock in any manner which would interfere with the timely conversion of Class B Common Stock."

                                  ARTICLE THREE

     Such amendment has been effected in conformity with the provisions of the Act and the amendment made by the articles of amendment was duly adopted by the shareholders of the corporation as of February 22, 1999.

                                  ARTICLE FOUR

     The number of shares of the Corporation outstanding was 1,708,141 shares of Class A Common Stock, 4,000,000 shares of Series A Preferred Stock and 5,000,000 Series B Preferred Stock, all of which were entitled to vote on such amendment. Shareholders representing in excess of two-thirds of the outstanding shares of each class of capital stock have signed a written consent to the adoption of such amendment pursuant to Article 9.10 of the Act and any written notice required by Article 9.10 of the Act has been given.

                                  ARTICLE FIVE

     Upon the adoption of the foregoing amendment by the shareholders of the corporation and due execution and filing of these Articles of Amendment with the Secretary of State of the State of Texas, (i) the 4,000,000 shares of the corporation's Class A Preferred Stock, $0.01 par value per share, that are outstanding as of the effective date of such amendment, shall be automatically redesignated as, and deemed for all purposes to be, 4,000,000 shares of the corporation's Series A Preferred Stock, $0.01 par value per share and (ii) the 5,000,000 shares of the corporation's Series B-I of Class B Preferred Stock, $0.01 par value per share, that are outstanding as of the effective date of such amendment, shall be automatically redesignated as, and deemed for all purposes to be, 5,000,000 shares of the corporation's Series B Preferred Stock, $0.01 par value per share. The foregoing amendment shall not effect any other exchange, reclassification or cancellation of issued shares of the corporation. The redesignation of all shares of Class A Preferred Stock and Series B-I of Class B Preferred Stock outstanding immediately prior to the redesignation shall occur automatically without any further action on the part of the holder of such shares and whether or not certificates representing such shares are surrendered to the corporation. Written notice of such redesignation shall be given by the secretary of the corporation, in person or at their latest addresses reflected on the records of the corporation, together with notice of the procedures specified by law for exchange or replacement of the certificates representing the corporation's converted Class A Preferred Stock and Series B1 of Class B Preferred Stock.

     The foregoing amendment does not effect a change in the amount of stated capital of the corporation.

Dated this      day of March, 1999.
           ----

                                           MONITRONICS INTERNATIONAL, INC.

                                           By:
                                               ---------------------------------
                                               James R. Hull, President

                                    EXHIBIT C

                    REPURCHASE OF CERTAIN OUTSTANDING SHARES

                             OF CLASS A COMMON STOCK

                                  NO. OF    PRICE PER    PURCHASE
SHAREHOLDER                       SHARES      SHARE       PRICE
-------------------------------   -------   ---------   ----------
Hull Family Limited Partnership   298,246   19.689579   $5,872,338
Robert N. Sherman                  34,861   19.689579      696,398
Michael R. Meyers                  28,851   19.689579      568,064
Michael D. Gregory                 11,000   19.689579      216,585
Stephen M. Hedrick                  5,500   19.689579      108,293
Ricky L. Hudson                     3,997   19.689579       78,699
Dean Williams                       1,920   19.689579       37,804
                                  -------               ----------
                                  384,375               $7,568,181

                                    EXHIBIT D
                             SCHEDULE OF EXCEPTIONS

SECTION 3B AND 3D (SEE NOTE BELOW)

     1. Authorized and outstanding capital stock of the Company as of the Closing Date:

                           Number of Shares   Number of Shares
Class of Stock                Authorized        Outstanding
------------------------   ----------------   ----------------

Class A Common Stock          15,000,000         1,328,184

Class B Common Stock             700,000               -0-

Series A Preferred Stock       4,000,000         4,000,000

Series B Preferred Stock       5,000,000         5,000,000

Series C Preferred Stock       1,409,375         1,409,375

     2. Record holders of outstanding capital stock as of Closing Date:

          (a) Austin Ventures III-A, L.P. - 2,168,400 shares of Series A Preferred Stock

          (b) Austin Ventures III-B, L.P. - 1,831,600 shares of Series A Preferred Stock

          (c) Other Stockholders - 1,328,184 shares of Class A Common Stock

          (d) Austin Ventures V, L.P. - 3,809,524 shares of Series B Preferred Stock

          (e) Austin Ventures V Affiliates Fund, L.P. -           shares of
                                                        ---------
Series B Preferred Stock

          (f) Capital Resource Lenders II, L.P. - 1,000,000 shares of Series B Preferred Stock

          (g) Windward Capital - 1,333,193 shares of Series C Preferred Stock

          (h) Capital Resource Lenders II, L.P. - 76,182 shares of Series C Preferred Stock

NOTE: This schedule reflects the capital structure subsequent to the issuance of the Series C Preferred Stock and the buyback and retirement of certain Class A Common Stock following the exercise of certain options held by management of the Company.

     3. Heller Financial presently holds warrants which entitle them to 367,238 shares of Series B Common Stock.

     4. Employees presently hold options which entitle them to receive 76,246 Class A Common Stock on a fully vested basis.

     5. Capital Resource Lenders II, L.P., Austin Ventures III-A, L.P., Austin Ventures III-B, L.P., Austin Ventures V, L.P. and Austin Ventures V Affiliates Fund, L.P. hold Warrants entitling them to Class A Common Stock representing 715,377, 25,326, 21,394, 732,724 and 36,636 shares, respectively.

     6. Preemptive rights are granted by the Company to the holders of Series A Preferred Stock under the Stock Purchase Agreement with Austin Ventures III-A, L.P. and Austin Ventures III-B, L.P., and to Hull Family Limited Partnership under an Amended and Restated Co-Sale Agreement dated May 10, 1996, as subsequently amended, between the Company, the holders of Series A Preferred Stock and Series B Preferred Stock, and Hull Family Limited Partnership. Preemptive rights are also granted to the Series B Preferred Stockholders under the Series B Preferred Stock and Warrant Purchase Agreement and to Capital Resource Lenders II, L.P., Austin Ventures III-A, L.P. and Austin Ventures III-B, L.P. under all three of the Senior Subordinated Note and Warrant Purchase Agreements.

     7. Under the Company's Articles of Incorporation, as amended, Series A Preferred Stock is convertible into Class A Common stock and has anti-dilution rights; and nonvoting Class B Common stock is convertible into voting Class A Common Stock. Series B Preferred Stock is convertible into Class A Common Stock upon the closing of a "Qualified Public Offering".

     8. Series A Preferred Stock may receive stock dividends in lieu of cash dividends.

     9. The Amended Articles of Incorporation will include provisions regarding payment of dividends and redemption of the Series A, B and C Preferred Stock.

                                CAPITAL STURCTURE

SECTION 3D
Monitronics International, Inc.
Detail of Capital Structure
As of February 21, 1998

--------------------------------------------------------------------------------------------------
                                                                           Total # of
                                                 Total # of                 Class A
                                                    Fully                    Common
                                                   Diluted      Fully        Shares     Non-Fully
                                                   Shares/     Diluted     (Non-Fully    Diluted
                                                   Options/   Ownership     Diluted     Ownership
                                                 Warranties   Percentage     Basis)     Percentage
--------------------------------------------------------------------------------------------------
Preferred Stock
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
   Preferred A
--------------------------------------------------------------------------------------------------
      Austin Ventures III-A, L.P.                2,168,400     24,888%
--------------------------------------------------------------------------------------------------
      Austin Ventures III-B, L.P.                1,831,600     21,923%
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
   Preferred C
--------------------------------------------------------------------------------------------------
      Windward Capital                           1,333,193     15,302%
--------------------------------------------------------------------------------------------------
      Capital Resources Lenders II, L.P.            76,182      0.875%
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
   Preferred B
--------------------------------------------------------------------------------------------------
      Austin Ventures V, L.P.                            0      0.000%
--------------------------------------------------------------------------------------------------
      Austin Ventures V Affiliates Fund, L.P.            0      0.000%
--------------------------------------------------------------------------------------------------
      Capital Resource Lenders II, L.P.                  0      0.000%
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
   Class A Common Stock
--------------------------------------------------------------------------------------------------
      Borthel Fisher & Company Leasing, Inc.         3,996      0.048%         3,995        0.30%
--------------------------------------------------------------------------------------------------
      Florida Capital Ventures, Ltd.               104,404      1.198%       104,404        7.40%
--------------------------------------------------------------------------------------------------
      James H.  Malone                                  64      0.001%            64        0.00%
--------------------------------------------------------------------------------------------------
      Iowa Ventures Capital Fund, L.P.              24,456      0,251%        24,458        1.84%
--------------------------------------------------------------------------------------------------
      Larry Ohms                                     2,759      0.032%         2,759        0.21%
--------------------------------------------------------------------------------------------------
      MorAmerica Capital Corporation                73,214      0.840%        73,214        5.51%
--------------------------------------------------------------------------------------------------
      Steve Patterson                                  855      0.007%           653        0.05%
--------------------------------------------------------------------------------------------------
      Walter Rudan                                   5,187      0.060%         5,187        0.59%
--------------------------------------------------------------------------------------------------
      JRD Investments Ltd.                          22,241      0.382%        33,241        2.50%
--------------------------------------------------------------------------------------------------
      LoJuena Davis                                    400      0.005%           400        0.03%
--------------------------------------------------------------------------------------------------
                                                   248,374      2.851%       248,374
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
      Hull Family Limited Partnership              644,220      7.394%       644,220       48.50%
--------------------------------------------------------------------------------------------------
      Rick Hudson                                        0      0.000%             0        0.00%
--------------------------------------------------------------------------------------------------
      Robert Sherman                               197,543      2.287%       197,545       14.87%
--------------------------------------------------------------------------------------------------
      Mike Gregory                                  98,996      1.134%        98,998        7.45%
--------------------------------------------------------------------------------------------------
      Steve Hedrick                                 49,498      0.568%        49,498        3.73%
--------------------------------------------------------------------------------------------------
      Miko Meyers                                   80,555      0.993%        86,553        6.52%
--------------------------------------------------------------------------------------------------
      Michael Page                                   3,000      0.034%         5,000        0.23%
--------------------------------------------------------------------------------------------------
                                                 1,079,810     12.394%     1,079,810
--------------------------------------------------------------------------------------------------
                                                                           1,328,154      100.00%
--------------------------------------------------------------------------------------------------
Option shares held by Management
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
      Rick Hudson                                   35,970      0.413%
--------------------------------------------------------------------------------------------------
      Dean Williams                                 17,276      0.198%
--------------------------------------------------------------------------------------------------
      Other Management                              23,000      0.284%
--------------------------------------------------------------------------------------------------
      Total                                         76,245      0.675%
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Warrant Shares
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Class A Common Warrant Shares
--------------------------------------------------------------------------------------------------
      Austin Ventures III-A, L.P. (issued
      with Su                                       25,326      0.291%
--------------------------------------------------------------------------------------------------
      Austin Ventures III-B, L.P. (issued
      with Su                                       21,394      0.248%
--------------------------------------------------------------------------------------------------
      Austin Ventures V, L.P. (Preferred B
      Share                                        732,724      8.410%
--------------------------------------------------------------------------------------------------
      Austin Ventures V Affiliates Fund, L.P.
      (Pre                                          26,636      0.420%
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
      Capital Resources Lenders II, LP (Sub Do     523,057      6.003%
--------------------------------------------------------------------------------------------------
      Capital Resources Lenders II, L.P.           192,340      2.208%
      (Pref. B
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Class B Common Warrant Shares
--------------------------------------------------------------------------------------------------
      Heller Financial                             367,238      4.218%
--------------------------------------------------------------------------------------------------
                                                 5,712,500    100.000%
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

Section 3J

     None

Section 3L

     SECURITY INTERESTS

     . Monitronics has a Security Agreement with State Street Bank and Trust Company entitling State Street to a security interest in various assets and documents.

     . Great America Leasing Corporation has a security interest in 961 Companion Terminals.

     . MRP/VV, L.P. has a landlord lien for the Corporate headquarters located at 12801 N. Stemmons Freeway, Suite 821, Dallas, TX 75234.

     . MRP/VV, L.P. has a landlord lien for adjoining space sub-leased for Corporate headquarters, located at 12801 N. Stemmons Freeway, Suite 821, Dallas, TX 75234.

     . Valley View Tech, Inc. has a landlord lien for the Corporate Training Center and warehouse located at 2300 Valley View, Suite 320, Farmers Branch, TX 75234.

     . Pitney Bowes Credit Corporation has an equipment lien on a postage machine.

SECTION 3M

     Service Mark - Monitronics (name and logo - U.S.)

     Service Mark - Monitronics (name and logo - Canada)

     Service Mark - "Monitest"

     Service Mark - "Stationlink"

     Service Mark - "Moninet"

     Common Law Trademark - The Companion Terminal

     All licenses and service marks being assigned to or acquired by Monitronics pursuant to the DMAC Acquisition.

SECTION 3N

February 22, 1999

Monitronics International, Inc.
Insurance Policies in Force

A.   Millhiser Smith Agency, Inc.
     3100 Oakland Road N.E.
     Cedar Rapids, IA 52402

     1)   Scottsdale Insurance Company - Policy # CCS317554
          Commercial General Liability
          Policy Period: 8/31/98 - 8/31/99
          General Aggregate Limit
          (Other Than Products/Completed Operations                   $2,000,000
          Products/Completed Operations                                1,000,000
          Personal and Advertising Injury Limit                        1,000,000
          Each Occurrence Limit                                        1,000,000
          Non Owned Auto                                               1,000,000

     2)   St. Paul Fire & Marine Ins. Co. - Policy #CK01401802
          Business Personal Property Coverage ($250 deductible)
          Policy Period: 1/1/99 - 1/1/00
          Electronic Data Processing ($500 Deductible)
             Equipment                                                $  525,000
             Software                                                      3,000
             Business Interruption                                       600,000
             Breakdown Coverage ($1,000 Deductible)                      525,000
             Office Personal Property ($250 Deductible)                  225,000
             (80% Coinsurance Applies to EDP and Personal Property)

     3)   Scottsdale Insurance Company - Policy #XXL0002289
          Excess Commercial General Liability
          Policy Period: 8/31/98 - 8/31/99
          Each Occurrence                                             $5,000,000
          Annual Aggregate Where Applicable

     4)   Fidelity & Deposit - Policy #CCP0033856
          Employee Dishonesty ($250 Deductible)                       $   10,000
          Policy Period: 5/6/98 - 5/6/99

B.   The Midland Life Insurance Company
     250 East Broad Street
     Columbus, OH  43215

     1) Term Life Insurance Policy on James R. Hull with $2,000,000 face value. State Street Bank and Trust Company is listed as Loss Payee.

     2) Term Life Insurance Policy on James R. Hull with $2,000,000 face value. Monitronics is listed as beneficiary.

SECTION 3O

     . Dice Corporation - License Agreement and Software Maintenance/Update Agreement

     .    AV Alarm, Inc. Contracts

          1)   Warrant Purchase Agreement
          2)   Warrants
          3)   Take-Along/Drag-Along Rights Agreement
          4)   Landlord's Consent Certificate
          5)   Memorandum of Lease
          6)   Assignment, Assumption and Consent Agreement
          7)   Leasehold Deed of Trust - 12801 Stemmons Freeway
          8)   Copy of Lease - 12801 Stemmons Freeway
          9)   Waiver of Pre-Emptive Rights
          10)  Copy of Berthel Fisher Loan documents
          11)  Copy of Software Services Agreement
          12) Asset Purchase Agreement dated 10/21/94 among My Alarm, Inc. and AV Alarm, Inc. (excluding exhibits)
          13) Stock Purchase Agreement dated 10/21/94 among AV Alarm Inc. and Austin Ventures, III - A L.P. and Austin Ventures, III -B L.P. (excluding exhibits)
          14)  Amended and Restated Shareholders Agreement
          15)  Amended and Restated Co-Sale Agreements
          16)  Amended and Restated Registration Agreement
          17)  Amended and Restated Affiliate Registration Agreement
          18)  Proprietary Information Agreements
               a)   Hull
               b)   Sherman
          19)  1994 Stock Option Plan

     .    Major Medical Policy

     .    Dental Plan

     .    Cafeteria Plan

     .    Occupational Injury Benefit Plan

     .    Life/AD&D Policy

     .    Short-Term/Long-Term Disability

     .    Insurance Policies

          .    General Liability
          .    Business Personal Property

          .    Excess Commercial General Liability
          .    Business Interruption
          .    Employee Dishonesty
          .    Life Insurance Policy on James R. Hull - State Street as Loss
               Payee
          .    Life Insurance Policy on James R. Hull - Company as Beneficiary

     .    AT&T Product Agreement and Software Right-to-Use

     .    Service Mark - "Monitronics" (both Name and Logo)

     .    Service Mark - "Monitest"

     .    Service Mark - "Stationlink"

     .    Service mark - "Moninet"

     . Third Amended and Restated Revolving Credit and Term Loan Agreement dated January 13, 1999 and related documents.

     . $5 Million Series B Preferred Stock and Warrant Purchase Agreement dated May 19, 1997 and related documents.

     . $12 Million Senior Subordinated Note and Warrant Financing Agreement and related documents dated May 10, 1996 for $7 million, November 22, 1996 for $3 million and May 19, 1997 for $2 million and related documents.

     .    Real Estate Leased:

          . MRP/VV, L.P. is a landlord for the Corporate headquarters located at 12801 N. Stemmons Freeway, Suite 821, Dallas, TX 75234.

          . MRP/VV, L.P is a landlord for adjoining space sub-leased for Corporate headquarters located at 12801 N. Stemmons Freeway, Suite 821, Dallas, TX 75234.

          . Valley View Tech, Inc. is a landlord for the Corporate Training Center and warehouse located at 2300 Valley View, Suite 230, Farmers Branch, TX 75234.

     .    Employment Agreements:

          .    James R. Hull

          .    Robert N. Sherman

          .    Michael D. Gregory

     .    AT&T Long Distance Agreement

     .    Lockbox Agreement - Chase-Texas

     .    Global Cash Management Agreement

     .    Interest Rate Protection Agreements Dated 9/24/97 and 2/27/98 and
          1/6/99

     .    Standard Form of Alarm Monitoring Purchase Agreement

     .    National Data Payment Systems, Inc. (credit card agreement)

SECTION 3Q

     The Company entered into the Third Amended and Restated Revolving Credit and Term Loan Agreement on January 13, 1999.

     Since December 31, 1998, the Company has made numerous borrowings in the ordinary course of business under the Second Amended and Restated Revolving Credit and Term Loan Agreement and subsequently under the Third Amended and Restated Revolving Credit and Term Loan Agreement.

     While the Company has not experienced any material damage, destruction, or loss to its property it has experienced normal wear and tear and minor damages to its property in the ordinary course of business.

                                   EXHIBIT E

                   OPINION OF GLAST, PHILLIPS & MURRAY, P.C.

                                 See attached.

                                   EXHIBIT F

               SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

                                 See attached.

                           SECOND AMENDED AND RESTATED
                             SHAREHOLDERS AGREEMENT

     This Second Amended and Restated Shareholders Agreement ("Agreement") is entered into as of March , 1999 by and among Monitronics International, Inc., a Texas corporation (the "Company"), the holders of Preferred Stock listed on the Schedule of Preferred Holders attached hereto (the "Preferred Holders"), the holders of Common Stock Purchase Warrants (the "Warrants") listed on the Schedule of Warrant Holders attached hereto (the "Warrant Holders," and collectively with the Preferred Holders, the "Purchasers"), the beneficial holders of Common Stock of the Company listed on the signature pages below and such other parties as may from time to time and with the consent of the Company become parties hereto (the "Common Shareholders," and collectively with the Purchasers, the "Shareholders").

                                    Recitals:

     The Company and certain of. the Preferred Holders are parties to a Stock Purchase Agreement, dated as of October 21, 1994, as amended to date, providing, among other things, for the purchase by such Preferred Holders of 4,000,000 shares of Series A Preferred Stock of the Company.

     The Company and certain of the Warrant Holders are parties to a Senior Subordinated Note and Warrant Purchase Agreement, dated as of May 10, 1996, as supplemented and modified by the Senior Subordinated Note and Warrant Purchase Agreement, dated as of November 22, 1996, and the Senior Subordinated Note and Warrant Purchase Agreement, dated as of May 19, 1997, and as otherwise amended to date, providing, among other things, for the purchase by such Warrant Holders of Warrants to acquire up to 569,757 shares (subject to adjustment as provided in such Warrants) of Class A Common Stock of the Company (the "Mezzanine Warrant Shares").

     The Company, the Preferred Holders who executed the Series A Purchase Agreement, the Warrant Holders who executed the Note Agreement and the Common Shareholders named therein are parties to an Amended and Restated Shareholders Agreement dated as of May 10, 1996, as amended by an Amendment Agreement dated as of November 22, 1996, a Second Amendment Agreement dated as of May 19, 1997, a Transfer, Assignment and Assumption Agreement and Third Amendment Agreement dated as of January 1, 1998, a Transfer, Assignment and Assumption Agreement and Fourth Amendment Agreement dated as of July 22, 1998, and an Amendment to Amended and Restated Shareholders Agreement dated as of February 15, 1999 (as so amended, the "Prior Shareholders Agreement").

     The Company and certain of the Preferred Holders are parties to a Series B Preferred Stock Purchase Agreement, dated as of May 19, 1997, as amended to date, providing, among other things, for the purchase by such Preferred Holders of 5,000,000 shares of Series B Preferred Stock and Warrants to acquire up to 961,700 shares (subject to adjustment as provided in such Warrants) of Class A Common Stock of the Company (the "Preferred Warrant Shares," and collectively with the Mezzanine Warrants Shares, the "Warrant Shares").

     The Company and certain of the Preferred Holders have entered into a Series C Preferred Stock Purchase Agreement, dated as of February 22, 1999 (the "Series C Purchase Agreement"), providing, among other things, for the purchase by certain Preferred Holders of 1,409,375 shares of Series C Preferred Stock of the Company. Terms defined in the Series C Purchase Agreement or in the Articles of Incorporation of the Company, as amended (the "Articles of Incorporation"), and not otherwise defined herein are used herein with the same meanings as defined in the Series C Purchase Agreement or in the Articles of Incorporation, as applicable.

     The parties hereto desire to amend and restate the Prior Shareholders Agreement in its entirety in order to facilitate the transactions contemplated by the Series C Purchase Agreement.

     The parties agree that the Prior Shareholders Agreement shall be amended and restated in its entirety by this Agreement, and the parties further agree as follows:

                              1. Voting Provisions.

     1A. Composition of Board of Directors. The Shareholders agree that in any election of directors of the Company, they shall vote or act by written consent, as the case may be, all shares of capital stock of the Company now or hereafter owned or controlled by them, including all shares that they are entitled to vote under any voting trust, voting agreement or proxy, to elect a Board of Directors comprising seven directors designated as follows:

          (a) three directors (each a "Series A Director") shall be designated by the holders of a majority of the Underlying Common Stock (as defined in the Series A Purchase Agreement); provided, that Austin Ventures III will designate two Series A Directors for so long as Austin Ventures III holds any Underlying Common Stock, and the remaining Series A Director shall be designated by the holders of a majority of the Underlying Common Stock;

          (b) one director (the "Series B Director") shall be designated by the holders of a majority of the Preferred Warrant Shares; provided, that Austin Ventures V will designate the Series B Director for so long as Austin Ventures V holds any Preferred Warrants or Preferred Warrant Shares.

          (c) one director (the "Series C Director," and together with the Series A Directors and the Series B Director, the "Purchaser Directors") shall be designated by the holders of a majority of the Shares; provided, that Windward will designate the Series C Director for so long as Windward holds any Shares;

          (d) one director shall be James R. Hull ("Hull"), for so long as Hull is employed by the Company and, thereafter, one director shall be designated by the President of the Company; and

          (e) one director shall be designated by the holders of the Mezzanine Warrants (the "Warrant Director"), as provided in Section 7.01(n) of the Note Agreement.

     The initial Series A Directors shall be Blame F. Wesner and Kenneth P. DeAngelis, with one vacancy, the initial Series B Director shall be vacant, the initial Series C Director shall be Peter S. Macdonald and the initial Warrant Director shall be Stephen M. Jenks. The obligation to vote shares in accordance with this paragraph 1A shall be specifically applicable to and enforceable against any transferees of the parties hereto.

     1B. Compensation Committee. The Board of Directors shall establish and maintain a compensation committee comprising Blame F. Wesner (or if he is not a director, a Purchaser Director designated by a majority of the Purchaser Directors), Hull, one other director who is not an officer or employee of the Company designated by a majority of the Purchaser Directors and a representative of the holders of Warrant Holders in accordance with Section 7.0 1(n) of the Note Agreement. The compensation committee of the Board of Directors will review and make recommendations to the Board of Directors regarding salaries, bonuses and other compensation and benefits of officers and key employees of the Company and its subsidiaries, and will administer the 1994 Stock Plan and any other stock option, incentive or compensation plans or arrangements.

     1C. Vacancies, Removal. In the event of any vacancy in the Board of Directors, each of the Shareholders agrees to vote all shares of capital stock owned or controlled by them and to otherwise use their best efforts to fill such vacancy so that the Board of Directors of the Company will include directors designated as provided in paragraph 1A. Each of the Shareholders agree to vote all shares of capital stock owned or controlled by them for the removal of a director whenever (but only whenever) there shall be presented to the Board of Directors the written direction that such director be removed, signed by the party entitled to designate such director pursuant to paragraph 1 A. Each of the parties agrees to use its best efforts to cause designees to be elected to the Board of Director as provided in paragraph 1A.

     1D. Meetings; Quorum. The Company agrees to hold meetings of the Board of Directors at least once quarterly commencing in April 1999. The Company will give each Preferred Holder (so long as such Preferred Holder holds any Underlying Common Stock or Shares) and each holder of Warrants and Warrant Shares written notice at least one week (72 hours, in the case of a telephone meeting) in advance of all meetings of the Board of Directors and all meetings of committees of the Board of Directors, and will permit such Purchaser, if such Purchaser has not designated a Purchaser Director, to attend meetings of the Board of Directors. If the Purchaser Director designated by a Purchaser is not able to attend a Board of Directors meeting or a meeting of a committee on which he serves, such Purchaser may designate any one Person to attend as an observer; provided, however, that Windward may designate one additional Person to attend as an observer even if the Series C Director is able to attend the meeting. The Company shall furnish each Purchaser with a copy of the minutes and other records of all meetings and other actions taken by the Board of Directon; and its committees and all written material given to directors in connection with such meeting at the same time such materials and information are given to the directors. If the Company proposes to take any action by written consent in lieu of a meeting of its Board of Directors or any committee thereof, the Company shall give written notice thereof to each such Purchaser prior to the effective date of such consent describing in reasonable detail the nature and the substance of such action. The Company will at all times comply with the provisions of Sections 7.01(f), (1) and (n) of the Note Agreement.

     1E. Expenses. The Company shall reimburse all Persons serving as directors for their actual and reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and all committees thereof and otherwise incurred in fulfilling their duties as directors. If a Purchaser has not designated a Purchaser Director or if the Purchaser Director designated by such Purchaser is unable to attend a meeting of the Board of Directors or a committee on which he serves, the Company shall reimburse one representative of such Purchaser for actual and reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and such committees. The Company shall also reimburse one observer designated by Windward for actual and reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors and such committees thereof, Austin Ventures shall be considered to be one Purchaser for purposes of this paragraph I E (but not for any other purpose). The Company will at all times comply with the provisions of Sections 7.01(f),
(1) and (n) of the Note Agreement.

     1F. Indemnification Agreements. At the Closing Date under the Series C Purchase Agreement and on each later date that a Purchaser Director or any other director is first elected or appointed to the Board of Directors, the Company shall enter into an indemnification agreement in substantially the form attached as Exhibit A with each Purchaser Director and each other director of the Company who is elected or appointed to the Board of Directors on such date.

                   2. Provisions Relating to Restricted Stock.

     2A. General Restrictions on Transfer of Capital Stock: Dividends.

          (a) For purposes of this Agreement, "Restricted Stock" is Common Stock (other than Shares, Underlying Common Stock or Warrant Shares) now owned or subsequently acquired by any Common Shareholder or a transferee of a Common Shareholder in a Permitted Transfer (as defined below). During the term of this Agreement, none of the shares of Restricted Stock may be sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a "transfer") except in a Permitted Transfer or a transfer that complies with the provisions of this Agreement, including paragraph 2B.

          (b) Any attempted transfer of shares of Restricted Stock other than in accordance with this Agreement shall be null and void and the Company shall refuse to recognize any such transfer and shall not reflect on its records any change in record ownership of shares of Restricted Stock pursuant to any such transfer.

          (c) The following transfers of Restricted Stock (each a "Permitted Transfer") may be made free of the restrictions and requirements of paragraph 2B hereof: (i) an individual holder of Restricted Stock may transfer any or all of the shares of Restricted Stock owned by him to his spouse or children, or to trusts established for the benefit of his spouse or children, provided that the transferee grants to the transferor an irrevocable proxy coupled with an interest to vote all of the shares of Restricted Stock so transferred and agrees to be bound by the provisions of this Agreement, including, without limitation, paragraph 2B; (ii) a partnership, corporation or trust holding Restricted Stock may transfer any shares of Restricted Stock owned by such holder (I) to its Affiliates, (2) to its general or limited partners, shareholders or beneficiaries, or (3) to an entity owned by or organized for the benefit of the general or limited partners, shareholders, officers, directors, employees, Affiliates or beneficiaries of such holder, as applicable, and (iii) a holder of Restricted Stock may pledge any shares of Restricted Stock owned by such holder to secure the repayment of any bona fide indebtedness owing by such holder, the Company or any Subsidiary to a financial institution, provided that such holder retains the power to vote the shares of Restricted Stock so pledged until such time as the pledgee shall have realized upon the pledge and that the provisions of this Agreement, including, without limitation, this part 2 shall be applicable to the shares of Restricted Stock so pledged. Any Person (other than the Company) who shall acquire any shares of Restricted Stock in a Permitted Transfer is referred to in this Agreement as a "Permitted Transferee." Notwithstanding any other provision of this Agreement, the restrictions and requirements of paragraph 2B shall not apply to transfers of Restricted Stock pursuant to part 3 hereof.

     2B. Right of First Refusal.

          (a) Whenever and as often as any holder of Restricted Stock desires to sell any shares of Common Stock pursuant to a bona fide written offer to purchase such shares, such holder (for purposes of this paragraph 2B, the "Selling Holder") shall give written notice (the "Notice") to each holder of Shares, Underlying Common Stock, Warrants or Warrant Shares, each Common Shareholder and each Permitted Transferee holding Restricted Stock (each, an "Offeree") to such effect, enclosing a copy of such offer and specifying the number of shares of Common Stock that the Selling Holder desires to sell, the name of the Person or Persons to whom the Selling Holder desires to make such sale and the consideration per share of Common Stock that has been offered in connection with such offer. Upon receipt of the Notice, the Company shall have the right and option to purchase the shares proposed to be sold for cash at the purchase price per share specified in the Notice, exercisable for 20 days after receipt of the notice. Failure of the Company to respond to such Notice within such 20-day period shall be deemed to constitute a notification to the Selling Holder of the Company's decision not to exercise the right and option to purchase such shares under this paragraph. If the Company fails to exercise its first right and option, the Selling Holder shall promptly give written notice to each of the Offerees. The Offerees, pro rata in accordance with their ownership of Shares, Underlying Common Stock, Warrants (based on the number of Warrant Shares for which they are then exercisable), Warrant Shares and shares of Common Stock, calculated on a fully diluted basis, shall have the right and option to purchase the remaining shares proposed to be sold for cash at the purchase price per share specified in the Notice, exercisable for 10 days after the notification of the expiration of the Company's 20-day option period. Failure of any Offeree to respond to such Notice within such 10-day period shall be deemed to constitute a notification to the Selling Holder of such Offeree's decision not to exercise the right and option to purchase such shares under this paragraph. If any Offeree fails to exercise its first right and option, the Selling Holder shall give written notice to each of the other Offerees who has elected to purchase its pro rata share of the shares proposed to be transferred, and each such Offeree shall have the right, exercisable for a period of five days from the date of receipt of such notice, to purchase the remaining shares, pro rata according to Shares, Underlying Common Stock, Warrants (based on the number of Warrant Shares for which it is then exercisable), Warrant Shares and shares of Common Stock held by all such electing Offerees, or in such other proportions as they may agree upon. In the event such consideration includes non-cash consideration, the dollar value of such non-cash consideration shall be its fair market value as determined by the Company and the holders of a majority of the outstanding Shares, Underlying Common Stock, Warrants (based on the number of Warrant Shares for which it is then exercisable) and Warrant Shares ("Fair Market Value"). If such parties are unable to reach an agreement within 15 days after receipt of the Notice, Fair Market Value will be determined by an independent appraiser jointly selected by a majority of the Purchaser Directors and a majority of the remaining directors and the period within which an Offeree may exercise its right or option under this paragraph shall be extended until 10 days after such appraisal is completed.

          (b) The Company and/or the Offerees may exercise the right and option provided above by giving written notice of exercise to the Selling Holder within such 10-day period, specifying the date (not later than five days from the date of expiration of all applicable first right and options to purchase shares under this paragraph) upon which payment of the purchase price for the shares purchased pursuant to this paragraph shall be made. The Selling Holder shall deliver to the Offeree(s) at the Company's principal office, one day prior to the payment date, wire transfer instructions, and on the payment date specified in such notice, the certificate or certificates representing such shares, properly endorsed for transfer, against payment of the purchase price therefor by the Offeree(s) in immediately available funds.

          (c) If all the shares proposed to be transferred are not purchased by Offerees in accordance with this paragraph, the Selling Holder shall not be required to sell any of the shares proposed to be transferred to the Offerees or to the Company, and during the 90-day period commencing on the expiration of the rights and options provided for in this paragraph, may sell all (but not less than all) of such shares to the transferee named in Notice for a consideration equal to or greater than the consideration specified in the Notice, free of the restrictions contained in paragraph 2B of this Agreement (but subject to the other terms and conditions hereof).

          (d) For the purposes of calculating the number of shares an Offeree may acquire under this paragraph 2B, options to acquire Common Stock pursuant to the Company's 1994 Stock Plan held by an Offeree shall be deemed issued and outstanding if such Offeree is then an employee of the Company.

     2C. Contractual Preemptive Rights. Notwithstanding any preemptive or similar rights that any of the parties hereto may have pursuant to any other agreement, the parties hereto agree that their respective preemptive or similar rights with respect to the issuance of Equity Securities by the Company after the date hereof shall be governed exclusively by this paragraph 2C. If prior to a Qualified Public Offering (as defined below), the Company shall issue any Equity Securities, each holder of Shares, Underlying Common Stock and Warrant Shares and the Hull Family Limited Partnership (the `Hull Partnership") shall be entitled to purchase, on the same terms, the same proportion of such Equity Securities to be issued necessary in order that the aggregate shares of Common Stock beneficially held by such holder constitute the same percentage of all Common Stock (assuming, in each case, the conversion, exercise or exchange of all outstanding Equity Securities, including outstanding Equity Securities held by such holder) after the issuance of such Equity Securities as before the issuance thereof; provided, however, that such preemptive right shall not apply to (a) securities issued to employees or consultants to the Company under the 1994 Stock Plan, (b) securities issued upon the conversion, exercise or exchange of Equity Securities to which the preemptive rights under this paragraph 2C were applicable, (c) securities issued in connection with an exercise of the preemptive rights granted hereunder, (d) Shares issued pursuant to the Series C Purchase Agreement, including Shares issued upon conversion of the Series C Preferred Stock, (e) securities issued upon exercise of the Warrants, (f) securities issued in connection with the merger with or acquisition of another Person, (g) securities issued in connection with a public offering, or (h) shares of Class A Common Stock issued as dividends on Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock pursuant to the Articles of Incorporation. A holder of Shares, Underlying Common Stock and Warrant Shares and the Hull Partnership may exercise his or its right under this paragraph 2C to purchase Equity Securities by paying the purchase price therefor at the principal office of the Company within 20 days after receipt of notice from the Company (which notice by the Company shall be given at least 20 days before the issuance of the Equity Securities) stating the amount of Equity Securities it intends to issue and the price and characteristics thereof. The holder shall pay such purchase price in cash or by check; provided, however, that if the Company is indebted to such holder, the holder shall be entitled, at the holder's sole option, to credit against the purchase price all or any portion of the Company's indebtedness to such holder which is then due (accrued and unpaid dividends on any Preferred Stock shall be deemed to be indebtedness for purposes of such credit). A holder's contractual preemptive rights hereunder shall be deemed to be exercised immediately prior to the close of business on the day of payment of the purchase price in accordance with the foregoing provisions, and at such time such holder shall be treated for all purposes as the record holder of the Equity Securities, as the case may be. As promptly as practicable (and i: any event within ten days) on or after the purchase date, the Company shall issue and deliver at its principal office a certificate or certificates for the number of full shares or amount, whichever is applicable, of Equity Securities together with cash for any fraction of a share or portion of an Equity Security at the purchase price to which the holder is entitled hereunder. For purposes of this paragraph 2C, "Qualified Public Offering" shall mean the sale of the corporation's Class A Common Stock in a firm commitment, underwritten public offering registered under the Securities Act (other than a registration relating solely to a transaction under Rule 145 under the Securities Act (or any successor thereto) or to an employee benefit plan of the corporation), at a public offering price (prior to underwriters commissions and expenses) per share of Class A Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Class A Common Stock payable in shares of Class A Common Stock) equal to or exceeding $3.00 per share.

     2D. Purchasers or Transferees of Capital Stock. Except as otherwise specifically provided herein, any Permitted Transferee or other Person who shall acquire (either voluntarily or involuntarily, by operation of law or otherwise) any shares of Restricted Stock or any other security subject to the terms of this Agreement shall be bound by all the terms and conditions of this Agreement to the same extent as the parties hereto and, prior to registration of the transfer of any such securities on the books of the Company, any purchaser or other transferee shall execute an agreement with the parties hereto agreeing to be bound hereby.

                   3. Liquidity Rights~ Right of First Offer.

     3A. Sale of the Company. If the Company fails (for any reason, including that the funds of the Company legally available to make such Mandatory Redemption are insufficient) to redeem any shares of Preferred Stock in a Mandatory Redemption on the Mandatory Redemption Date (such date determined without giving effect to Article IV, paragraph 3M of the Articles of

Incorporation) the holders of a majority of the outstanding shares of any series of Preferred Stock may elect, by giving written notice to that effect to the Company within 45 days after such Mandatory Redemption Date to defer such Mandatory Redemption for 12 months and to initiate procedures for the Sale of the Company (the "Sale Notice"). For purposes hereof, a "Sale of the Company" means either (i) a sale of all or substantially all of the issued and outstanding stock of the Company, (ii) a sale of all or substantially all of the assets and business of the Company and a liquidation of the Company immediately following such sale, or (iii) a merger or consolidation of the Company with or into another corporation, in each case for cash or securities. If the Sale Notice is issued, all holders of Preferred Stock shall be deemed to have so deferred and the following procedure shall apply.

     3B. Sale Procedure. The Board of Directors shall, as promptly as practicable, engage a Qualified Investment Banker (as defined below) at the Company's expense to represent the Company and the shareholders of the Company in connection with the Sale of the Company. The Company and the Common Shareholders shall use their reasonable best efforts to consummate the Sale of the Company within 90 days after receipt of the Sale Notice or as soon as possible thereafter, but shall not be required to solicit offers for more than nine months following the date that the Qualified Investment Banker begins such solicitation. For purposes hereof, a "Qualified Investment Banker" shall be a nationally recognized investment banking firm selected by the Board of Directors of the Company with a majority of the Purchaser Directors concurring.

     3C. Sale Offers. At such time as the Company suspends its solicitation of offers for the Sale of the Company, it shall give each holder of Preferred Stock written notice ("Offer Notice") describing each offer (each a "Sale Offer") received by the Company, setting forth the name of the proposed purchaser, a description of the consideration to be received upon the sale, the date for closing the sale and the other material terms of the Sale Offer. The holders of a majority of the outstanding Preferred Stock may select one Sale Offer by giving written notice of such selection to the Company within 15 days following receipt of the Offer Notice.

     3D. Acceptance. Notice of the Sale Offer selected by the holders of Preferred Stock pursuant to paragraph 3C above shall be given by the Company to each Common Shareholder and each holder of Warrants and Warrant Shares. Within 60 days following receipt of notice of such selection, the Company, (or, if the selected Sale Offer is an offer to purchase capital stock of the Company, the Common Shareholders), must accept the selected Sale Offer.

     3E. Purchase and Sale. If a Sale Offer is made, the Company or, if the Sale Offer is to purchase shares of capital stock of the Company, each Common Shareholder, shall sell the assets and business of the Company or shares of capital stock of the Company, as the case may be, on the terms set forth in the Sale Offer.

     3F. Best Efforts. The Company and each Shareholder agree to use reasonable best efforts to cause the Company to effect a Sale of the Company pursuant to any Sale Offer accepted by the Company, including, without limitation, voting all shares of voting stock held by such Shareholder to approve a sale of assets by the Company followed by the liquidation and dissolution of the Company, or to adopt a plan of merger or consolidation by the Company included in the terms of such Sale Offer.

     3G. Lapse. If all parties to this Agreement have performed their obligations under this part 3 and if the Sale of the Company is not consummated within 12 months after such Mandatory Redemption Date through no fault of the Company, the right herein granted to effect a Sale of the Company by reason of the failure of the Company to redeem shares of Preferred Stock on such Mandatory Redemption Date shall lapse.

     3H. Right of First Offer. Prior to entering into any Sale of the Company in which holders of Series C Preferred Stock would receive less than the Series C Conversion Price then in effect, the Company will first give Windward written notice that the Company is contemplating a Sale of the Company and Windward will have the right to make an offer to purchase the Company in accordance with this paragraph 3H. Such right of offer to purchase shall be exercisable for a period of 30 days after Windward receives written notice from the Company of its intent to pursue a Sale of the Company. At any time during the period set forth above, Windward may deliver to the Company a written proposal for the purchase of the Company. Such proposal will disclose in reasonable detail the terms and conditions upon which Windward will agree to purchase the Company in a Sale of the Company, including the securities or assets to be acquired and the price to be paid. The Company may either accept the offer of Windward or pursue alternative Sale of the Company transactions; provided, however, that the Company may not consummate any alternative Sale of the Company unless the consideration per share to be received in such Sale of the Company is at least 110% of the consideration per share proposed by Windward. Nothing in this part 3 shall be deemed to prevent the Company from engaging in an initial public offering of its securities during the time a Sale of the Company is being sought.

                             4. General Provisions.

     4A. Transfer Conditions. Prior to any proposed sale, assignment, transfer or pledge of any Preferred Stock, Warrants, Warrant Shares or Common Stock (other than a transfer not involving a change in beneficial ownership), unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give notice to the Company of such holder's intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in reasonable detail, and, if requested by the Company, shall be accompanied, at such holder's expense, by either (i) a written opinion of legal counsel who shall be, and whose legal opinion shall be, reasonably satisfactory to the Company (it being agreed that Testa, Hurwitz & Thibeault, LLP, Hughes & Luce, L.L.P. and Skadden, Arps, Slate, Meagher & Flom LLP are satisfactory counsel), addressed to the Company, to the effect that the proposed transfer of the Preferred Stock, Warrants, Warrant Shares or Common Stock may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Securities and Exchange Commission (the "Commission") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Preferred Stock, Warrants, Warrant Shares or Common Stock shall be entitled to transfer such Preferred Stock, Warrants, Warrant Shares or Common Stock in accordance with the terms of the notice delivered by the holder to the Company and subject to the other provisions of this Agreement. Each certificate evidencing the Preferred Stock, Warrants, Warrant Shares or Common Stock transferred as provided above shall bear, except if such transfer is made pursuant to Rule 144 under the Securities Act, the appropriate restrictive legend set forth below, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and the Company such legend is not required in order to establish compliance with any provision of the Securities Act. Notwithstanding the foregoing, each holder of Preferred Stock, Warrants, Warrant Shares or Common Stock agrees that it will not request that a transfer of the Preferred Stock, Warrants, Warrant Shares or Common Stock be made (or that the appropriate restrictive legend described below hereof be removed from the certificate evidencing the Preferred Stock, Warrants, Warrant Shares or Common Stock) solely in reliance on Rule 144(k) under the Securities Act, if as a result of such proposed transfer the Company would be rendered subject to the reporting requirements of the Securities Exchange Act.

     4B. Legends on Certificates. During the term of this Agreement, each certificate representing shares of Common Stock, Warrant Shares or Preferred Stock will bear a legend in substantially the following form:

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION AND VOTING THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS AND AGREEMENTS CONTAINED IN A SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT DATED AS OF MARCH --, 1999 AMONG THE COMPANY AND CERTAIN SHAREHOLDERS AND WARRANT HOLDERS. A COPY OF THE SHAREHOLDERS AGREEMENT AND ALL APPLICABLE AMENDMENTS THERETO WILL BE FURNISHED BY THE COMPANY TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE."

The Company shall make a notation on its records and give instructions to any transfer agent of the Preferred Stock, Warrants, Warrant Shares or Common Stock in order to implement the restrictions on transfer established in this Agreement.

     4C. Termination; Amendment.

          (a) This Agreement shall terminate upon the earlier to occur of (i)(A) the written agreement of the holders of at least 662/3% of the Shares then outstanding, (B) the holders of at least 662/3% of the Underlying Common Stock then outstanding and (C) the holders of at least 662/3% of the Common Stock issued and issuable upon exercise of the Warrants, (ii) the acquisition by a single purchaser of all of the issued and outstanding shares of the Common Stock, Shares, Warrants, Warrant Shares and the Underlying Common Stock or (iii) the closing of a Qualified Public Offering.

          (b) This Agreement may be amended by the written agreement of the holders of at least 662/3% of the shares of Restricted Stock, at least 662/3% of the shares of Underlying Common Stock, and, in the case of any amendment that adversely affects the rights or interests of any holder or holders of Warrants or Warrant Shares hereunder, at least 662/3 of the Common Stock issued and issuable upon exercise of the Warrants, and, in the case of any amendment that adversely affects the rights or interests of any holder or holders of Shares hereunder, at least 662/3 of the Shares.

     4D. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or by cable, telex, facsimile transmission, telegram or overnight delivery service, or 72 hours after having been mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to each party at the address indicated below:

To the Company:          Monitronics International, Inc.
                         12801 Stemmons Freeway
                         Suite 821
                         Dallas, Texas 75234
                         Facsimile: (214) 484-1393
                         Attn: James R. Hull

     With a copy to:     Glast, Phillips & Murray
                         2200 One Galleria Tower
                         13355 Noel Road LB48
                         Dallas, TX 75240
                         Facsimile: (214) 419-8329
                         Attn: Michael Parsons

     To Preferred Holders to their addresses set forth on the Schedule of Pr~

     With a copy to:     Hughes & Luce, L.L.P.

                         Ill Congress Avenue
                         Suite 900
                         Austin, Texas 78701
                         Facsimile: (512) 482-6859
                         Attn: William R. Volk

     With a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP

                         919 Third Avenue
                         New York, NY 10022
                         Facsimile: (212) 735-2000
                         Attn: Howard L. Ellin

     To the Warrant Holders, to their addresses set forth on the Schedule of Warrant Holders,

     with a copy to:     Testa, Hurwitz & Thibeault, LLP
                         125 High Street
                         Boston, Massachusetts 02110
                         Facsimile: (617) 248-7100

                                           Attn: Andrew E. Taylor, Jr.

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

     4E. Governing Law. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     4F. Counterparts. This Agreement may be executed in my number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     4G. Reorganization. The provisions of this Agreement shall apply to any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other equity securities of the Company and to any shares or other securities of the Company or of any successor company which may be received by any of the parties hereto by virtue of their respective ownership of any shares of Common Stock, Warrants, Warrant Shares and Preferred Stock of the Company.

     4H. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     4I. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

     4J. Binding Effect. Except as otherwise expressly provided herein, all covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, unless expressly provided otherwise, the provisions of this Agreement which are (i) for any Preferred Holder's benefit as a purchaser or holder of shares of Preferred Stock are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock and (ii) for any Warrant Holder's benefit as a purchaser or holder of Warrants or Warrant Shares are also for the benefit of, and enforceable by, any subsequent holder of Warrants and Warrant Shares. Except by operation of law, the Company shall not make any assignment or transfer of any of its rights or obligations hereunder without the prior written consent of each of the holders of Underlying Common Stock, each of the holders of the Shares and each of the holders of the Warrants and Warrant Shares.

     4K. Exception for Pledge. The parties acknowledge that pursuant to the terms of a Third Amended and Restated Pledge Agreement, dated as of January 13, 1999, as amended to date (the "Pledge Agreement"), by and between Austin Ventures III, Austin Ventures V, CRL,

Hull Family Limited Partnership, Robert Sherman, individually, Michael Gregory, individually, Michael Meyers, individually, and Stephen Hedrick, individually (collectively, the "Pledgors") and Canadian Imperial Bank of Commerce, as Administrative Agent, State Street Bank and Trust Company, for itself and as Documentation and Collateral Agent (the "Secured Party"), CIBC, Inc., Heller Financial, Inc., Chase Bank of Texas, National Association, Union Bank of Texas, N.A., Wells Fargo Bank (Texas) National Association, LaSalle National Bank and BankBoston, N.A. (collectively, the "Lenders") certain securities of the Company, as identified on Schedule I to the Pledge Agreement (the "Pledged Securities"), have been pledged by the Pledgors to the Secured Party for the benefit of the Lenders. The parties hereto acknowledge and consent to such pledge of the Pledged Securities and, notwithstanding any provision in this Agreement to the contrary, hereby agree that any purchaser of such Pledged Securities, including the Lenders, who acquires the Pledged Securities pursuant to the terms of the Pledge Agreement shall take the Pledged Securities free and clear of all terms of this Agreement and neither such persons nor such Pledged Securities shall thereafter be subject to any term or condition of this Agreement.

                                      * * *

     IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Shareholders Agreement as of the date first above written.

                                        COMPANY:

                                        Monitronics International, Inc.


                                        By:
                                            ------------------------------------
                                            James R. Hull,
                                            President

                                        PURCHASERS:

                                        Austin Ventures III-A, L.P.


                                        By AV Partners III, L.P.,
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                            Blame F. Wesner,
                                            Authorized Signatory


                                        Austin Ventures III-B, L.P.


                                        By AV Partners III, L.P.,
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                            Blain F. Wesner,
                                            Authorized Signatory


                                        Austin Ventures V, L.P.


                                        By AV Partners V, L.P.,
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                            Blaine F. Wesner,
                                            General Partner


                                        Austin Ventures V Affiliates Fund, L.P.

                                        By AV Partners V, L.P.,
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                            Blaine F. Wesner,
                                            General Partner


                                        Capital Resource Lenders II, L.P.


                                        By Capital Resource Partners II, L.P.
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                            Stephen M. Jenks,
                                            General Partner


                                        Windward Capital Partners II, L.P.


                                        By: Windward Capital GP II, LLC,
                                            Its General Partner


                                        By:
                                            ------------------------------------
                                            Peter S. Macdonald,
                                            Managing Member


                                        Windward Capital LP II, LLC


                                        By:
                                            ------------------------------------
                                            Peter S. Macdonald,
                                            Managing Member


                                        COMMON SHAREHOLDERS:

                                        Hull Family Limited Partnership, L.P.


                                        By: James R. Hull Management Trust, Its
                                            General Partner

                                        By:
                                            ------------------------------------
                                            James R. Hull, Trustee


                                            ------------------------------------
                                            Robert N. Sherman


                                            ------------------------------------
                                            Michael Meyers


                                            ------------------------------------
                                            Stephen Hedrick


                                            ------------------------------------
                                            Michael Gregory

    Addendum Agreement to Second Amended and Restated Shareholders Agreement

     This Addendum Agreement is executed on and effective as of
                , by and among                        (the "New Shareholder"),
----------------               ----------------------
the New Shareholder's Spouse (if any), Monitronics International, Inc., a Texas corporation (the "Company").

     The Second Amended and Restated Shareholders Agreement dated March , 1999 (the "Shareholders Agreement") among the Company and certain shareholders of the Company provides that all persons prior to becoming shareholders of the Company must enter into an Addendum Agreement binding such person and such person's spouse (if any) to the Shareholders Agreement to the same extent as if they were original parties thereto.

     Therefore, the New Shareholder and the spouse of the New Shareholder (if any) hereby agree to be bound by all terms and conditions of the Shareholders Agreement to the same extent as if they were original signatories to the Shareholders Agreement. This Addendum Agreement shall be attached to and become part of the Shareholders Agreement.

                                        NEW SHAREHOLDER:


                                        ----------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Spouse of New Shareholder


                                        COMPANY:

                                        Monitronics International, Inc.


                                        By:
                                            ------------------------------------
                                        Title:

                       EXHIBIT A TO SHAREHOLDERS AGREEMENT

                            INDEMNIFICATION AGREEMENT

     This Indemnification Agreement (the "Agreement") is executed on and entered
into as of              --,       (the "Effective Date") by and between
           ------------     -----
Monitronics International, Inc., a Texas corporation (the "Company"), and
                   ("Director").
------------------

     The Company is required or permitted under certain circumstances to indemnify directors of the Company against liability incurred by them in such capacities or by reason of occupying such position. The Company desires to have Director serve as a director of the Company, and Director desires to serve, provided that he is indemnified by the Company. This is the Indemnification Agreement referred to in the Second Amended and Restated Shareholders Agreement (the "Shareholders Agreement") entered into on March , 1999 by the Company and the Shareholders named therein.

     The parties agree as follows:

                                 1. Definitions.

     Unless the context requires otherwise, for purposes of this Agreement:

     (a) "Act" shall mean the Texas Business Corporation Act, as in effect on the date of this Agreement and as hereafter amended, and any successor statute;

     (b) the terms "proceedings," "expenses" and other terms defined in Article 2.02-i of the Act are used herein with the meanings as so defined under the Act; and

     (c) the phrase "serving in a representative capacity at the request of the Company" means serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

                                  2. Indemnity.

     (a) The Company agrees to indemnify Director to the fullest extent permitted by the Act, as soon as practicable but in any event no later than 30 days after receipt by the Company of any claim for indemnity hereunder against expenses judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such expenses, judgments, fines, penalties or amounts paid in settlement of such proceeding) incurred by or on behalf of Director in connection with any proceeding in which Director was, is or is threatened to be a named a party to or witness or other participant in such proceeding because he is or was a director or officer of the Company or because he is or was serving in a representative capacity at the request of the Company.

     (b) Reasonable expenses incurred by Director in connection with a proceeding referred to in paragraph 2A in advance of the final disposition of the proceeding and without the determination specified in Sections F or G of Article 2.02-1 of the Act, promptly upon receipt by the Company of:

          (i) a written affirmation by Director of his good faith belief that he has met the standard of conduct necessary for indemnification under the Act; and

          (ii) a written undertaking by or on behalf of the Director to repay the amount paid or reimbursed pursuant to this paragraph 2B if it is ultimately determined that he has not met the standard of conduct necessary for indemnification under the Act or if it is ultimately determined that indemnification of Director against expenses incurred by him in connection with that proceeding is prohibited by Section E of Article 2.02-I of the Act.

     (c) This Agreement makes mandatory the indemnification permitted under Section B of Article 2.02-1 of the Act with respect to expenses incurred in connection with a proceeding described in such provision and shall be deemed to constitute authorization of indemnification in the manner required by the Act.

                      3. Notification and Defense of Claim.

     (a) Promptly after receipt by Director of notice of the commencement of any proceeding in which Director was, is or is threatened to be a named a party to or witness or other participant in such proceeding, if a claim for indemnity in connection with such proceeding is to be made against the Company under this Agreement, will promptly notify the Company of the commencement thereof. With respect to any such proceeding other than a proceeding brought by or on behalf of the Company or as to which Director shall have made the determination provided for in (ii) below, the Company will be entitled to participate therein at its own expense, and the Company may assume the defense thereof with counsel satisfactory to Director. After notice from the Company to Director of its election to assume the defense thereof, the Company will not be liable to indemnify Director under this Agreement against expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to select and employ counsel in a proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be borne by Director unless (i) the employment of such counsel by Director has been authorized by the Company, (ii) Director shall have reasonably concluded that there may be a conflict of interest between the Company and Director in the conduct of the defense of such proceeding, or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, and in each case the fees and expenses of counsel shall be subject to the indemnity provided hereunder by the Company; provided, however, that in the event any other person indemnified by the Company is also named or threatened to be named defendant or respondent in a proceeding referred to in (ii) above, the fees and expenses of only one counsel employed by Director and all such other persons shall be subject to indemnity hereunder.

     (b) Promptly following receipt by the Company from Director of any claim for indemnity hereunder, the Company shall in good faith make or cause to be made any determination as to reasonableness of expenses and determination that indemnification is permissible as may be required pursuant to the Act and, as soon as practicable, but in any event no later than 30 days after receipt by the Company of any claim for indemnity hereunder, following such determination, the Company shall pay or cause to be paid to Director in cash the amount of the expenses indemnified hereunder and so determined to be reasonable and permissible. Such payment shall be~ made out of the assets of the Company.

                                4. Miscellaneous.

     (a) The Company expressly confirms and agrees that it has entered into this Agreement in order to induce Director to serve or continue to serve as a director or in a representative capacity at the request of the Company, and acknowledges that Director is relying upon this Agreement in continuing in such capacity and in serving as a director of the Company or in a representative capacity at the request of the Company hereafter, whether or not Director serves in any such capacity on the date of this Agreement. All agreements and obligations of the Company contained herein shall continue during the period that Director serves as a director of the Company or in a representative capacity at the request of the Company and thereafter so long as Director shall be subject to any possible claim or pending, threatened or completed proceeding by reason of the fact that Director was a director or served in any other representative capacity.

     (b) In the event Director is required to bring any action to enforce his rights or to collect any amount due him under this Agreement and is successful in such action, the Company shall reimburse Director for all of Director's fees and expenses (including, without limitation, reasonable attorney's fees) in bringing and pursuing such action.

     (c) Each of the provisions (including any provision within a single paragraph or sentence) of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid, illegal or unenforceable for any reason whatsoever, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof and such remaining provisions shall remain enforceable to the fullest extent permitted by law.

     (d) This Agreement shall be interpreted and enforced in accordance with the internal laws but not the law of conflicts of the State of Texas.

     (e) This Agreement and the terms hereof shall be binding upon and inure to the benefit of the Company and Director, and their respective successors and assigns.

     (f) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     (g) The-indemnification provided by this Agreement shall not be deemed exclusive of any other rights to which Director may be entitled under any provision of the Act, the Articles of Incorporation or bylaws of the Company or of any other corporation, or any other agreement or otherwise. To the extent that a change in the Act (whether by statute or judicial decision) permits greater indemnification by agreement than would be affording currently under the Company's bylaws and this Agreement, it is the intent of parties hereto that Director shall enjoy by this Agreement the greater benefits so afforded by such change.

     (h) All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or by telex, facsimile transmission, telegram or overnight delivery service, or 72 hours after having been mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to each party at the address indicated below:

     If to the Director:

                         [_________________]
                         Attn:
                         Facsimile:

     If to the Company:

                         Monitronics International, Inc.
                         12801 Stemmons Freeway
                         Suite 821
                         Dallas, Texas 75234
                         Attention: President
                         Facsimile: (214) 484-1393

     or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

     IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date.

                                        The Company:

                                        Monitronics International, Inc.


                                        By:
                                            ------------------------------------
                                            James R. Hull, President

                                        Director:

                                        ----------------------------------------

                          SCHEDULE OF PREFERRED HOLDERS

Austin Ventures III-A, L.P.
Austin Ventures III-B, L.P.
Austin Ventures V, L.P.
Austin Ventures V Affiliates Fund, L.P.
114 West 7th Street
Suite 1300
Austin, Texas 78701
Facsimile: (512) 476-3952
Attn: Blame Wesner

Capital Resource Lenders II, L.P.
do Capital Resource Partners
85 Merrimac Street
Suite 200
Boston, Massachusetts 02114
Facsimile: (617) 723-9819
Attn: Stephen M. Jenks

Windward Capital Partners II, L.P.
Windward Capital L.P. II, LLC
1177 Avenue of the Americas
42nd Floor
New York, NY 10036
Fax: (212) 382-6534
Attn: Peter S. Macdonald

                           SCHEDULE OF WARRANT HOLDERS

Capital Resource Lenders II, L.P.
do Capital Resource Partners
85 Merrimac Street
Suite 200
Boston, Massachusetts 02114
Facsimile: (617) 723-9819
Attn: Stephen M. Jenks

Austin Ventures Ill-A, L.P.
Austin Ventures Ill-B, L.P.
Austin Ventures V, L.P.
Austin Ventures V Affiliates Fund, L.P.
114 West 7th Street
Suite 1300
Austin, Texas 78701
Facsimile: (512) 476-3952
Attn: Blaine Wesner

                                    EXHIBIT G

               SECOND AMENDED AND RESTATED REGISTRATION AGREEMENT

See attached.

                           SECOND AMENDED AND RESTATED
                             REGISTRATION AGREEMENT

     This Second Amended and Restated Registration Agreement (the "Agreement") is executed on and entered into as of March, 1999 among Monitronics International, Inc., a Texas corporation (the "Company"), the holders of Common Stock Purchase Warrants listed on the Schedule of Warrant Holders attached hereto (the "Warrant Holders"), and the holders of Preferred Stock listed on the Schedule of Preferred Holders attached hereto (the "Preferred Holders," and collectively with the Warrant Holders, the "Purchasers").

                                    Recitals:

     The Company and certain of the Preferred Holders are parties to a Stock Purchase Agreement, dated as of October 21, 1994, as amended to date, providing, among other things, for the purchase by such Preferred Holders of 4,000,000 shares of Series A Preferred Stock of the Company.

     The Company and the Warrant Holders are parties to a Senior Subordinated Note and Warrant Purchase Agreement, dated as of May 10, 1996, as supplemented and modified by the Senior Subordinated Note and Warrant Purchase Agreement, dated as of November 22, 1996, and the Senior Subordinated Note and Warrant Purchase Agreement, dated as of May 19, 1997, and as otherwise amended to date, providing, among other things, for the purchase by such Warrant Holders of Warrants to acquire up to 569,757 shares (subject to adjustment as provided in such Warrants) of Class A Common Stock of the Company (the "Mezzanine Warrant Shares").

     The Company, the Preferred Holders who executed the Series A Purchase Agreement, the Warrant Holders who executed the Note Agreement and certain holders of the Company's outstanding Common Stock are parties to an Amended and Restated Registration Agreement dated as of May 10, 1996, as amended by an Amendment Agreement dated as of November 22, 1996, a Second Amendment Agreement dated as of May 19, 1997, a Transfer, Assignment and Assumption Agreement and Third Amendment Agreement dated as of January 1, 1998, and a Transfer, Assignment and Assumption Agreement and Fourth Amendment Agreement dated as of July 22, 1998 (as so amended, the "Prior Shareholders Agreement").

     The Company and certain of the Preferred Holders are parties to a Series B Preferred Stock Purchase Agreement, dated as of May 19, 1997, as amended to date, providing, among other things, for the purchase by such Preferred Holders of 5,000,000 shares of Series B Preferred Stock and Warrants to acquire up to 961,700 shares (subject to adjustment as provided in such Warrants) of Class A Common Stock of the Company (the "Preferred Warrant Shares," and collectively with the Mezzanine Warrants Shares, the "Warrant Shares").

     The Company and certain of the Preferred Holders have entered into a Series C Preferred Stock Purchase Agreement, dated as of February 22, 1999 (the "Series C Purchase Agreement"), providing, among other things, for the purchase by certain Preferred Holders of 1,409,375 shares of Series C Preferred Stock of the Company. Terms defined in the Series C Purchase Agreement or in the Articles of Incorporation of the Company, as amended (the "Articles of Incorporation"), and not otherwise defined herein are used herein with the same meanings as defined in the Series C Purchase Agreement or in the Articles of Incorporation, as applicable.

     The parties hereto desire to amend and restate the Prior Registration Agreement in its entirety in order to facilitate the transactions contemplated by the Series C Purchase Agreement.

     The parties agree that the Prior Registration Agreement shall be amended and restated in its entirety by this Agreement, and the parties further agree as follows:

     1.   Demand Registrations.

          (a)  Requests for Registration

               (i) At any time and from time to time (A) after March   , 2000,
                                                                     --
the holders of at least 66-2/3% of the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock and the Series C Preferred Stock (the "Underlying Common Stock") and (B) at any time and from time to time following the initial public offering of the Company's equity securities, the holders of at least 66-2/3% of the shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock (each of the groups described in (A) and (B), a "Demand Registrant"), may request registration under the Securities Act of all or any part of their Underlying Common Stock (each, a "Demand Registration"), subject to the terms and conditions of this Agreement. Any request (a "Registration Request") for a Demand Registration shall specify
(i) the approximate number of shares of Underlying Common Stock requested to be registered (but not less than a majority of the total number of shares of Underlying Common Stock issued or issuable to the Demand Registrant), and (ii) the intended method of distribution of such shares that will be a firm commitment underwritten offering managed by one or more underwriters selected as provided in paragraph 1(b), below. Within ten days after the date of sending of such request, the Company will give written notice of such requested registration to all other holders of Underlying Common Stock and to all holders of Warrants and Warrant Shares and will (subject to clause (iii) below) include in such registration all shares of Underlying Common Stock and all Warrant Shares that holders of Underlying Common Stock, Warrants or Warrant Shares request the Company to include in such registration by written notice given to the Company within 15 days after the date of sending of the Company's notice.

               (ii) Subject to paragraph l(a)(i), the holders of 66-2/3% of the Underlying Common Stock will be entitled to request up to two Demand Registrations at any time and from time to time after March , 2000 and the holders of the shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock will be entitled to request up to two Demand Registrations at any time and from time to time after the initial public offering of the Company's equity securities. A Demand Registrant requesting a Demand Registration under this part 1 may, at any time prior to the effective date of the registration statement relating to such Demand Registration, revoke such request by providing written notice thereof to the Company, in which case such Demand Registration will not be deemed to have been requested for purposes of this paragraph l(a)(ii). Any Demand Registration requested by a Demand Registrant shall not be deemed to have been effected (and, therefore, not requested for purposes of this paragraph l(a)(ii)) unless it has become effective and there has not been any stop order, injunction or other order or requirement of the Securities and Exchange Commission (the "Commission") or other governmental agency or court suspending such effectiveness.

               (iii) Subject to the provisions of the Heller Warrant, the Company will not include in any Demand Registration any securities other than Underlying Common Stock and Warrant Shares of the Demand Registrant without the prior written consent of the Demand Registrant, except that the Company shall include in such registration shares of Common Stock to be sold for the account of the Company, for the account of other holders of Underlying Common Stock and for the account of other holders of Warrants and Warrant Shares if the managing underwriter(s) advise the Company in writing that in their opinion the shares of Underlying Common Stock, Warrant Shares and other shares of Common Stock proposed to be included in such offering can be sold in an orderly manner in such offering within a price range acceptable to the Demand Registrant If the managing underwriter(s) advise the Company in writing that in their opinion the number of shares of Underlying Common Stock, Warrant Shares and shares of Common Stock proposed to be included in such registration for sale by the Company, Heller, holders of Warrants and Warrant Shares and holders of Underlying Common Stock exceeds the number of shares which can be sold in an orderly manner in such offering within a price range acceptable to the Demand Registrant, the Company will include in such registration, prior to the inclusion of any other shares, (i) first, the Issued Warrant Shares (as defined in the Heller Warrant),
(ii) second, the number of shares of Underlying Common Stock and Warrant Shares requested to be registered by the Demand Registrant, and (iii) third, the number of other shares of Underlying Common Stock and Warrant Shares requested to be included that in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the number of shares of Underlying Common Stock and Warrant Shares that each such holder has requested the Company to include in such registration. For purposes of this paragraph 1(a)(iii), in any Demand Registration in which the Demand Registrant is the holders of 66-2/3% of the Underlying Common Stock, all Warrant Shares requested to. be registered in the Demand Registration shall be deemed to be requested by the Demand Registrant.

               (iv) In the event that in connection with an initial public offering, the managing underwriter(s) advise the Company in writing that in their opinion Underlying Common Stock and Warrant Shares can be included in a secondary portion of such registration, then the Company shall advise all shareholders in accordance with paragraph 1(i) above and shall include in such registration all shares of Underlying Common Stock and all Warrant Shares that holders of Underlying Common Stock, Warrants or Warrant Shares request the Company to include in such registration; provided that, if the managing underwriter(s) advise the Company in writing that in their opinion the number of shares of Underlying Common Stock and Warrant Shares proposed to be included in such registration exceeds the number of shares which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration the number of shares that in the opinion of such underwriters can be sold, subject to the terms of the Heller Warrant, pro rata among the respective holders thereof on the basis of the number of shares of Underlying Common Stock and Warrant Shares that each such holder has requested the Company to include in such registration.

          (b) Selection of Underwriter. The Demand Registrant shall select the managing underwriter(s) to manage each offering effected pursuant to a Demand Registration.

          (c) Registration on Forms S-2, S-3. Following its initial public offering of securities under the Securities Act, the Company shall use its commercially reasonable best efforts to qualify for registration on Forms S-2 or S-3 or any comparable or successor form or forms. After the Company has qualified for the use of Forms S-2 or S-3 or any comparable or successor form of forms, in addition to the rights contained in the paragraphs 1(a) and (b), each of (i) the holders of at least 25% of the Underlying Common Stock, (ii) the holders of at least 30% of the Common Stock issued and issuable upon exercise of the Warrants and (iii) holders of a majority of the shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock shall have the right at any time and from time to time to request registrations on Forms S-2 or S-3 or any comparable or successor form or forms; provided, that the Company shall not be obligated to effect a registration under this paragraph 1(c) if the fair market value of the shares to be registered is less than $10 million; provided further, that the Company shall not be obligated to effect more than two Registrations on Form S-2 or S-3 or any comparable or successor form or forms during any twelve month period. Such requests shall be in writing and shall state the number of shares of Underlying Common Stock or Warrant Shares, as applicable, proposed to be disposed of and the intended method of distribution of such shares by such holder or holders.

          (d) Right to Defer Registration. The Company shall not be obligated to effect any registration within 180 days after the effective date of a previous registration statement on Form S-I in which the holders of Underlying Common Stock participated or were given an opportunity to participate and declined to do so. The Company may postpone for up to 180 days the filing or the effectiveness of a registration statement for a Demand Registration set forth above if (i) the Board of Directors determines, reasonably and in good faith, that such registration might have an adverse effect on any proposal or plan by the Company, including, without limitation, a plan or proposal to engage in any acquisition, merger, consolidation, tender offer, offering or similar transaction or (ii) any other material, nonpublic development or transaction is pending; provided, that the Company may not postpone the filing or effectiveness of a registration statement pursuant to this sentence more frequently than once during any period of 12 consecutive months.

     2.   Piggyback Registrations.

          (a) Right to Piggyback. If the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration or registration solely in connection with an employee benefit or stock ownership plan) and the registration form to be used may be used for the registration of Underlying Common Stock and/or Warrant Shares (a "Piggyback Registration"), the Company will give prompt written notice to all holders of Underlying Common Stock and to all holders of Warrants and Warrant Shares of its intention to effect such a registration (each a "Piggyback Notice"). Subject to subparagraph 2(c) below and the provisions of the Heller Warrant, the Company will include in such registration all shares of Underlying Common Stock that holders of Underlying Common Stock and all Warrant Shares that holders of Warrants and Warrant Shares request the Company to include in such registration by written notice given to the Company within 15 days after the date of sending the Piggyback Notice.

          (b) Piggyback Expenses. The Registration Expenses of the holders of Underlying Common Stock and the holders of Warrant Shares will be paid by the Company in all Piggyback Registrations.

          (c) Priority on Primary Registrations. If a Piggyback Registration relates to an underwritten public offering of equity securities by the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration (i) first, the securities proposed to be sold by the Company, (ii) second, the Issued Warrant Shares (as defined in the Heller Warrant), (iii) third, the Underlying Common Stock and Warrant Shares requested to be included in such registration, pro rata among the holders of such Underlying Common Stock and Warrant Shares on the basis of the number of shares owned by each such holder and (iv) fourth, other securities requested to be included in such registration.

          (d) Priority on Secondary Registrations. If a Piggyback Registration relates to an underwritten public offering of equity securities by holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting such registration, the Company will include in such registration (i) first, the Issued Warrant Shares, (ii) second, the securities requested to be included therein by the holders requesting such registration, (iii) third, the Underlying Common Stock and Warrant Shares requested to be included in such registration, pro rata among the holders of such Underlying Common Stock and Warrant Shares on the basis of the number of shares owned by each such holder and (iv) fourth, other securities requested to be included in such registration.

     3. Registration Procedures. Whenever the holders of Underlying Common Stock, Warrants or Warrant Shares have requested that any Underlying Common Stock or Warrant Shares be registered pursuant to this Agreement, the Company will use its best efforts consistent with legal requirements and, in the case of an offering by the Company, prevailing market conditions, to effect the registration and the sale of such Underlying Common Stock and/or Warrant Shares, as applicable, in accordance with the intended method of distribution thereof and will as expeditiously as possible:

          (i) prepare and file with the Commission a registration statement with respect to such Underlying Common Stock and/or Warrant Shares, as applicable, and use its best efforts to cause such registration statement to become effective, provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the selling shareholders' counsel selected by the holders of a majority of an aggregate of the Underlying Common Stock and Warrant Shares covered by such registration statement in the case of a Piggyback Registration and to counsel selected by the Demand Registrant in the case of a Demand Registration copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of up to six months, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement;

          (iii) furnish to each seller of Underlying Common Stock and Warrant Shares, as applicable, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Underlying Common Stock and/or Warrant Shares, as applicable, owned by such seller;

          (iv) use its best efforts to register or qualify such Underlying Common Stock and/or Warrant Shares, as applicable, under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Underlying Common Stock and/or Warrant Shares, as applicable, owned by such seller, provided that Life Company will not be required (i) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) to subject itself to taxation in any such jurisdiction or (iii) to consent to general service of process in any such jurisdiction;

          (v) notify each seller of such Underlying Common Stock and/or Warrant Shares, as applicable, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Underlying Common Stock and/or Warrant Shares, as applicable, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (vi) cause all such Underlying Common Stock and/or Warrant Shares, as applicable, to be listed for trading on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

          (vii) provide a transfer agent and registrar for all such Underlying Common Stock and/or Warrant Shares, as applicable, not later than the effective date of such registration statement and thereafter maintain such a transfer agent and registrar;

          (viii) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the aggregate of the shares of Underlying Common Stock and Warrant Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Underlying Common Stock and/or Warrant Shares, as applicable;

          (ix) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

          (x) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (xi) permit any holder of Underlying Common Stock and/or Warrant Shares, as applicable, which might be deemed, in the sole and exclusive judgment of such holder, to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

          (xii) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Underlying Common Stock and/or Warrant Shares, as applicable, included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

If any such registration or comparable statement refers to any holder by name or otherwise as the holder of any securities of the Company and if, in its sole and exclusive judgment, such holder is or might be deemed to be a controlling person of the Company, such holder shall have the right to require (i) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such holder, to the effect that the holding of such securities by such holder is not to be construed as a recommendation by such holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such holder; provided, that with respect to this clause (ii) such holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

     4.   Registration Expenses.

          (a) Definition. The term "Registration Expenses" means all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and expenses of attorneys., accountants and other experts (and fees and expenses of underwriters and their attorneys and experts, other than underwriters' discounts and commissions on shares of Underlying Common Stock and/or Warrant Shares, as applicable), and the fees and expenses of attorneys for holders of Underlying Common Stock and/or Warrant Shares, as applicable.

          (b) Payment. The Company shall pay the Registration Expenses of the holders of the Underlying Common Stock and Warrant Shares in connection with two Demand Registrations by the holders of 66-2/3% of the Underlying Common Stock, of the holders of the shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock in connection with two Demand Registrations (in addition to Demand Registrations requested by the holders of 66-2/3% of the Underlying Common Stock), any and all registrations on Forms S-2 and S-3 or any comparable or successor form or forms pursuant to subparagraph 1(c) and any and all Piggyback Registrations.

     5.   Indemnification.

          (a) Indemnification by the Company. The Company agrees to indemnify to the extent permitted by law, each holder of Underlying Common Stock and each holder of Warrant Shares, and each of its respective officers, directors, employees, partners and agents and each person who controls such holder (within the meaning of the securities act) against all losses, claims, damages, liabilities and expenses (including reasonable attorney's fees and expenses and reasonable costs of investigation and any amounts paid in any settlement effected with the consent of the Company, which consent shall not be unreasonably withheld) caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation by the Company of any federal or state law, rule or regulation applicable to the Company and relating to action required or inaction by the Company in connection with any such registration, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the securities act) to the same extent as provided above with respect to the indemnification of the holders of Underlying Common Stock and/or Warrant Shares, as applicable.

          (b) Indemnification by Holders. In connection with any registration statement in which a holder of Underlying Common Stock and/or Warrant Shares, as applicable, is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will severally but not jointly indemnify the Company, its directors and officers and each person who controls the Company (within the meaning of the securities act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder expressly for use in any registration statement or prospectus relating to such registration or should have been contained in any information or affidavit so furnished in writing by such holder; provided, that the obligation to indemnify will be individual to each holder and will be limited to the net amount of proceeds received by such holder from the sale of Underlying Common Stock and/or Warrant Shares, as applicable, pursuant to such registration statement.

          (c) Notice: Defense of Claims. Any person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) Survival: Contribution. The indemnification provided for under this agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. Subject to the limitations and conditions of this paragraph 5, the Company also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company's indemnification provided herein is unavailable for any reason.

     6. Participation in Underwritten Registrations. No Person may participate in any registration hereunder that is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, that no holder of Underlying Common Stock or Warrant Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such holder and such holder's intended method of distribution and a statement to the effect that nothing has come to the attention of such holder that would lead such holder to believe that the registration statement or the prospectus included therein contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     7.   Miscellaneous.

          (a) No inconsistent agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Underlying Common Stock, Warrants or Warrant Shares in this Agreement.

          (b) Adjustments Affecting Underlying Common Stock. The Company will not take any action, or permit any change to occur, with respect to its securities for the purpose of materially and adversely affecting the ability of the holders of Underlying Common Stock or Warrants or Warrant Shares to include such Underlying Common Stock or Warrant Shares in a registration undertaken pursuant to this Agreement or materially and adversely affecting the marketability of such Underlying Common Stock or Warrant Shares in any such registration (including, without limitation, effecting a stock split or a combination of shares), provided that this subparagraph (b) shall not apply to actions or changes with respect to the Company's business, earnings or revenues where the effect of such actions or changes on the Underlying Common Stock and Warrant Shares is merely incidental.

          (c) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally or by telex, facsimile transmission, telegram or overnight delivery service, or 72 hours after having been mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient. Such notices, demands and other communications will be sent to each party at the address indicated below:

     If to the Company:                 Monitronics International, Inc.
                                        12801 Stemmons Freeway
                                        Suite 821
                                        Dallas, Texas 75234
                                        Facsimile: (214) 484-1393
                                        Attn: James R. Hull

     with a copy to:                    Glast, Phillips & Murray
                                        2200 One Galleria Tower
                                        13355 Noel Road LB48
                                        Dallas, TX 75240
                                        Facsimile: (214) 419-8329
                                        Attn: Michael Parsons

     and to Preferred Holders, to the addresses set forth on the Schedule of Preferred Holders,.

     with a copy to:                    Hughes & Luce, L.L.P.
                                        111 Congress Avenue

                                        Suite 900
                                        Austin, Texas 78701
                                        Facsimile: (512) 482-6859
                                        Attn: William R. Volk

     with a copy to:                    Skadden, Arps, Slate, Meagher & Flom LLP
                                        919 Third Avenue
                                        New York, NY 10022
                                        Facsimile: (212) 735-2000
                                        Attn: Howard L. Ellin

     and to the Warrant Holders, to the addresses set forth on the Schedule of Warrant Holders,

     with a copy to:                    Testa, Hurwitz & Thibeault, LLP
                                        125 High Street
                                        Boston, Massachusetts 02110
                                        Facsimile: (617) 248-7100
                                        Attn: Andrew E. Taylor, Jr.

     or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

          (d) Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

          (e) Amendments and Waivers. Except as otherwise provided herein, no amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Company and the holders of a majority of the then outstanding shares of Underlying Common Stock and, in the case of any amendment, modification, termination or cancellation which adversely affects the rights or interests of any holder or holders of Warrants or Warrant Shares hereunder, the holders of at least 662/3% of the Common Stock issued and issuable upon exercise of the Warrants, and, in the case of any amendment, modification, termination or cancellation that adversely affects the rights or interests of any holder or holders of Series C Preferred Stock hereunder, the holders of at least 662/3% of the Shares of Common Stock issued or issuable upon the conversion of the Series C Preferred Stock~

          (f) Successors and Assigns. The rights of the parties under this Agreement shall inure to the benefit of, and this Agreement shall be binding upon, the successors and assigns of the parties hereto. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are (i) for the benefit of the Purchasers or holders of Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of Underlying Common Stock, and (ii) for the benefit of the holders of Warrants and Warrant Shares are also for the benefit of, and enforceable by, any subsequent holder of Warrants or Warrant Shares.

          (g) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable under any applicable law, then such contravention or invalidity shall not invalidate the entire Agreement. Such provision shall be deemed to be modified to the extent necessary to render it legal, valid and enforceable, and if no such modification shall render it legal, valid and enforceable, then this Agreement shall be construed as if not containing the provision held to be invalid, and the rights and obligations of the parties shall be construed and enforced accordingly.

          (h) Complete Agreement. This Agreement, those documents expressly referred to herein, and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (i) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

          (j) Governing Law. The construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

          (k) Further Assurances. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

          (l) Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

          (m) Reporting. When it is first legally required to do so, the Company shall register its Common Stock under Section 12 of the Exchange Act and shall keep effective such registration and timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. From and after the effective date of the first registration statement filed by the Company under the Securities Act, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports that a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file. Immediately upon becoming subject to the reporting requirements of either
Section 13 or 15(d) of the Exchange Act, the Company shall promptly upon request furnish any holder of Underlying Common Stock or Warrant Shares (i) a written statement by the Company that it has complied with such reporting requirements,
(ii) a copy of the most recent annual or quarterly report of the Company, and
(iii) such other reports and documents filed by the Company with the Commission as such holder may reasonably request in availing itself of an exemption for the sale of Underlying Common Stock and Warrant Shares without registration under the Securities Act. The Company acknowledges and agrees that the purposes of the requirements contained in this paragraph 7(m) are to enable any such holder to comply with the current public information requirement contained in paragraph
(c) of Rule 144 under the Securities Act, should such holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision), and to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3. The Company also covenants to use its reasonable best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.

          (n) Termination. This Agreement shall terminate on the later to occur of (i) June 30, 2006 and (ii) the date on which Windward owns less than 1% of the Common Stock on a fully diluted basis, except that paragraph 5 and paragraph 7(m) shall continue in effect for so long as any shares of Underlying Common Stock or Warrants or Warrant Shares remain outstanding.

                                      * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        COMPANY:

                                        Monitronics International, Inc.


                                        By:
                                            ------------------------------------
                                            James R. Hull,
                                            President


                                        PURCHASERS:

                                        Austin Ventures III-A, L.P.


                                        By AV Partners III, L.P.,
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                            Blaine F. Wesner,
                                            Authorized Signatory


                                        Austin Ventures Ill-B, L.P.


                                        By AV Partners III, L.P.,
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                            Blaine F. Wesner,
                                            Authorized Signatory


                                        Austin Ventures V, L.P.


                                        By AV Partners V, L.P.,
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                            Blaine F. Wesner,
                                            General Partner


                                        Austin Ventures V Affiliates Fund, L.P.

                                        By AV Partners V, L.P.,
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                            Blaine F. Wesner,
                                            General Partner


                                        Capital Resource Lenders II, L.P.


                                        By Capital Resource Partners II, L.P.
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                            Stephen M. Jenks,
                                            General Partner


                                        Windward Capital Partners II, L.P.


                                        By: Windward Capital GP II, LLC,
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                            Peter S. Macdonald,
                                            Managing Member


                                        Windward Capital LP II, LLC


                                        By:
                                            ------------------------------------
                                            Peter S. Macdonald,
                                            Managing Member

                          SCHEDULE OF PREFERRED HOLDERS

Austin Ventures Ill-A, L.P.
Austin Ventures 111-B, L.P.
Austin Ventures V, L.P.
Austin Ventures V Affiliates Fund, L.P.
114 West 7th Street
Suite 1300
Austin, Texas 78701
Facsimile: (512) 476-3952
Attn: Blaine Wesner

Capital Resource Lenders II, L.P.
do Capital Resource Partners
85 Memmac Street
Suite 200
Boston, Massachusetts 02114
Facsimile: (617) 723-9819
Attn: Stephen M. Jenks

Windward Capital Partners II, L.P.
Windward Capital II L.P., LLC
1177 Avenue of the Americas
42nd Floor
New York, NY 10036
Fax: (212)382-6534
Attn: Peter S. Macdonald

                           SCHEDULE OF WARRANT HOLDERS

Capital Resource Lenders II, L.P.
do Capital Resource Partners
85 Merrimac Street
Suite 200
Boston, Massachusetts 02114
Facsimile: (617) 723-9819
Attn: Stephen M. Jenks

Austin Ventures Ill-A, L.P.
Austin Ventures Ill-B, L.P.
Austin Ventures V, L.P.
Austin Ventures V Affiliates Fund, L.P.
114 West 7th Street
Suite 1300
Austin, Texas 78701
Facsimile: (512) 476-3952
Attn: Blaine Wesner

                                    EXHIBIT H

                            FIFTH AMENDMENT AGREEMENT

                                  See attached.

                            FIFTH AMENDMENT AGREEMENT

     This Fifth Amendment Agreement (the "Agreement") is executed and entered into effective as of March , 1999 by and among Monitronics International, Inc., a Texas corporation (the "Company"), the holders (the "Security Holders") of certain obligations and securities of the Company whose names appear on the signature pages to this Agreement, and the Lenders (the "Lenders") to the Company under various loan agreements whose names appear on the signature pages to this Agreement.

                                    RECITALS:

     The Company and certain of the Security Holders are parties to, among other agreements, the following agreements (collectively, the "Existing Security Holder Agreements"): (i) Preferred Stock Subordination Agreement, dated as of May 10, 1996, as amended by that certain Amendment Agreement dated as of November 22, 1996 (the "First Amendment Agreement"), that certain Second Amendment Agreement dated as of May 19, 1997 (the "Second Amendment Agreement"), that certain Transfer, Assignment and Assumption Agreement and Third Amendment Agreement dated as of January 1, 1998 (the "Third Amendment Agreement"), and that certain Transfer, Assignment and Assumption Agreement and Fourth Amendment Agreement dated as of July 22, 1998 (the "Fourth Amendment Agreement," and collectively with the First Amendment Agreement, the Second Amendment Agreement and the Third Amendment Agreement, the "Previous Amendment Agreements") (as so amended, the "Preferred Subordination Agreement"); (ii) Amended and Restated Co-Sale Agreement, dated May 10, 1996, as amended by the Previous Amendment Agreements (as so amended, the "Hull Co-Sale Agreement") among the Company, CRL, Austin Ventures and James R. Hull ("Hull"); and (iii) Amended and Restated Co-Sale Agreement, dated May 10, 1996, as amended by the Previous Amendment Agreements (as so amended, the "Sherman Co-Sale Agreement") among the Company, CRL, Austin Ventures and Robert N. Sherman.

     The Company, the Lenders and the Security Holders are parties to, among other agreements, The Third Amended and Restated Affiliate Subordination Agreement, dated as of January 13, 1999 (as amended, the "Subordination Agreement").

     The Company and certain of the Security Holders have entered into a Series C Preferred Stock Purchase Agreement, dated as of February 22, 1999 (the "Series C Purchase Agreement"), providing, among other things, for the purchase by certain Security Holders of 1,409,375 shares of Series C Preferred Stock of the Company (the "Purchasers"). Terms defined in the Series C Purchase Agreement or in the Articles of Incorporation of the Company, as amended (the "Articles of Incorporation"), and not otherwise defined herein are used herein with the same meanings as defined in the Series C Purchase Agreement or in the Articles of Incorporation, as applicable.

     As a result of the transactions contemplated by the Series C Purchase Agreement, the parties hereto desire to amend the Existing Security Holder Agreements and the Subordination Agreement.

     In consideration of the premises and the agreements herein contained, and intending to be bound hereby, the parties hereby agree as follows:

     2. Addition of Purchasers as Parties to the Existing Security Holder Agreements and Subordination Agreement. The parties to this Agreement hereby consent to and approve of the addition of the Purchasers as parties to the Preferred Subordination Agreement, the Hull Co-Sale Agreement, the Sherman Co-Sale Agreement and the Subordination Agreement, and acknowledge and agree that such Purchasers shall be bound by all of the terms and conditions of such agreements, as amended hereby and as from time to time in effect, and that such terms and conditions shall inure to the benefit of the Purchasers; provided, however, that Section 7 of the Subordination Agreement will be modified in a manner reasonably satisfactory to Windward and the Lenders. Notwithstanding the foregoing, Windward may transfer and sell shares of Series C Preferred Stock to Bear, Stearns & Co., Inc. or one or more of its affiliates, as the case may be (collectively, "Bear"), without any restriction under paragraph IA of the Hull Co-Sale Agreement or the Sherman Co-Sale Agreement or the Subordination Agreement. In the event Windward transfers Series C Preferred Stock to Bear, Bear shall be deemed a Purchaser for purposes of this Agreement and shall be bound by all of the terms and conditions of this Agreement, and prior to registration of any such transfer on the books of the Company, Bear shall execute an agreement with the parties hereto agreeing to be bound hereby.

     3. Amendments to Existing Security Holder Agreements and Subordination Agreement.

     (a) That the Preferred Subordination Agreement shall be amended by amending the definitions of the terms "Notes," "Preferred Stock" and "Purchase Agreement" to read in their entirety as follows:

               "Notes" shall mean the 12.0% Senior Subordinated Notes due June 30, 2006 issued by the Company pursuant to the Purchase Agreement, and any notes issued in exchange therefor or in replacement thereof, as the same may be amended, modified or supplemented from time to time.

               "Preferred Stock" shall mean the Company's preferred stock, $.01 par value per share, as authorized by the Company's Articles of Incorporation as filed and in effect on March , 1999, and as the same
                                                       --
          may be amended from time to time.

               "Purchase Agreement" shall mean the Senior Subordinated Note and Warrant Purchase Agreement dated as of May 10, 1996 by and among the Company and the Purchasers, as supplemented and modified by (i) the Senior Subordinated Note and Warrant Purchase Agreement dated as of November 22, 1996 and (ii) the Senior Subordinated Note and Warrant Purchase Agreement dated as of May 19, 1997, as amended by that certain Amendment dated as of March 13, 1998 and that certain Second Amendment dated as of January 13, 1999, and as such agreement may be further amended, modified or supplemented from time to time.

     (b) That (i) all references to "Underlying Common Stock" in the Hull Co Sale Agreement and the Sherman Co-Sale Agreement shall be deemed to include the shares of Common Stock issued or issuable upon conversion of the Series C Preferred Stock, (ii) all references to "Purchasers" in the Hull Co Sale Agreement and the Sherman Co-Sale Agreement shall be deemed to include the Purchasers, and (iii) all references to "Preferred Stock" in the Hull Co Sale Agreement and the Sherman Co-Sale Agreement shall be deemed to include the Series C Preferred Stock.

     (c) That the Subordination Agreement is amended to include each of the Purchasers as a "Subordinated Creditor" thereunder.

     (d) That each of the Hull Co-Sale Agreement and the Sherman Co-Sale Agreement shall be amended so that paragraph 3B(a) of each such agreement is hereby deleted in its entirety and replaced by the following:

          "This Agreement shall terminate upon the earlier to occur of (i)(A) the written agreement of the holders of at least 66 2/3% of the Series C Preferred Stock, (B) the holders of at least 66 2/3% of the Underlying Common Stock then outstanding and (C) the holders of at least 66 2/3% of the Common Stock issued and issuable upon exercise of the Warrants, (ii) the acquisition by a single purchaser of all of the issued and outstanding shares of the Common Stock, Series C Preferred Stock, Warrants, Warrant Shares and the Underlying Common Stock or (iii) the closing of a Qualified Public Offering (as defined in the Series C Purchase Agreement)."

     4.   Miscellaneous.

     (a) Effect. Except as amended hereby, the Existing Security Holder Agreements and the Subordination Agreement shall remain in full force and effect.

     (b) Descriptive Headings. The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (c) Consents. Subject to compliance by the Purchasers with the terms of this Agreement, each of the parties hereto (I) consents to the issuance of the Shares of Series C Preferred Stock to the Purchasers pursuant to the terms of the Series C Purchase Agreement and the adoption of the Articles of Amendment, and (ii) agrees that such issuance and adoption will not constitute a breach or default under any of the Series A Purchase Agreement, the Series B Purchase Agreement, the Note Agreement or the Credit Agreement.

     (d) Governing Law. The construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the

     State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

     (e) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart. Facsimile signatures shall be accepted for all purposes as original signatures.

     IN WITNESS WHEREOF, this Fifth Amendment Agreement has been executed by the parties hereto as of the day and year first above set forth.

                                        COMPANY:

                                        Monitronics International, Inc.


                                        By:
                                            ------------------------------------
                                            James R. Hull, President


                                        SECURITY HOLDERS:

                                        Austin Ventures III-A, L.P.


                                        By: AV Partners III, L.P.,
                                            Its General Partner


                                        By:
                                            ------------------------------------
                                            Blaine F. Wesner,
                                            Authorized Signatory


                                        Austin Ventures 111-B, L.P.


                                        By: AV Partners III, L.P.,
                                            Its General Partner


                                        By:
                                            ------------------------------------
                                            Blaine F. Wesner,
                                            Authorized Signatory


                                        Austin Ventures V, L.P.


                                        By: AV Partners V, L.P.,
                                            Its General Partner


                                        By:
                                            ------------------------------------
                                            Blaine F. Wesner,

                                            General Partner


                                        Austin Ventures V Affiliates Fund, L.P.


                                        By: AV Partners V, L.P.,
                                            Its General Partner


                                        By:
                                            ------------------------------------
                                            Blaine F. Wesner,
                                            General Partner


                                        Capital Resource Lenders II, L.P.


                                        By Capital Resource Partners II, L.P.
                                        Its General Partner


                                        By:
                                            ------------------------------------
                                            Stephen M. Jenks,
                                            General Partner


                                        Hull Family Limited Partnership


                                        By: James R. Hull Management Trust
                                            Its General Partner


                                        By:
                                            ------------------------------------
                                            James R. Hull, Trustee


                                            ------------------------------------
                                            Robert N. Sherman